Exhibit 99.1

Coronado Global Resources Inc. Equity Raising Presentation 18 August 2020 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Important Notices and Disclaimer This investor presentation (Presentation) is dated 18 August 2020 and has been prepared by Coronado Global Resources Inc. ARBN 628 199 468 (Coronado or the Company). By attending the meeting where this Presentation is made, or by reading the Presentation materials, you agree to be bound by the following limitations. This Presentation has been prepared in relation to: prevent any New CDIs from being sold on ASX during the Distribution Compliance Period to persons that are in the United States or to, or for the account or benefit of, US Persons, in each case that are not QIBs. Investors should note that it is possible that the Distribution Compliance Period could be extended beyond the initial six months, and therefore Coronado cannot provide any assurances as to when this designation will be lifted from the New CDIs. • a placement of new CHESS Depository Interests (New CDIs) each of which represents a beneficial interest of 1/10 fully paid share of common stock of Coronado (each a Share) to institutional investors and other selected investors under section 708A of the Corporation Act 2001 (Cth) (Corporations Act) as modified by Australian Securities and Investments Commission (ASIC) Class Order [14/827] (Placement); a pro rata non-renounceable entitlement offer of New CDIs in the Company to eligible existing securityholders (Entitlement Offer) under section 708AA of the Corporations Act as modified by ASIC Corporations (Non-Traditional Rights Issues) Instrument 2016/84 and ASIC Class Order [CO 14/827]; and Refer to Appendix B and Appendix C of this Presentation for further details about international offer restrictions. Investment risk • An investment in securities in Coronado is subject to investment and other known and unknown risks, some of which are beyond the control of Coronado and its directors. Coronado does not guarantee the performance of Coronado or any return on any securities of Coronado nor does it guarantee any particular tax treatment. You should have regard to the risk factors outlined in Appendix A of this Presentation when making your investment decision. Cooling off rights do not apply to the acquisition of New CDIs. (the Placement and Entitlement Offer together, the Offer, as the context requires). Financial information Summary information All dollar values in this Presentation are in Australian dollars or U.S. dollars, as specified. This Presentation incudes certain pro forma financial information (to reflect the impact of the Offer and transaction costs). The pro forma historical financial information provided in this Presentation is for illustrative purposes only and is not represented as being indicative of Coronado’s views on its, nor anyone else’s, future financial position and/or performance. The pro forma financial information has been prepared by Coronado in accordance with the measurement and recognition requirements, but not the disclosure requirements, of applicable accounting standards and other mandatory requirements in the United States or Australia. The pro forma financial information included in this Presentation is not prepared in accordance with the requirements of Regulation S-X. Neither the assumptions underlying the pro forma adjustments nor the resulting pro forma financial information have been audited or reviewed in accordance with generally accepted auditing standards or the standards of the Public Company Accounting Oversight Board. Please note that all financial data as at 30 June 2020 has been reviewed but has not been audited. The material contained in this Presentation is intended to be summary information on Coronado and its activities, which is current as at the date of this Presentation (unless otherwise stated). The information in this Presentation is of a general nature and does not purport to be complete. Certain market and industry data used in this Presentation may have been obtained from research, surveys or studies conducted by third parties, including industry or general publications such as W ood Mackenzie, W orldsteel.org and Ministry of Steel. Neither Coronado nor its advisors or representatives have independently verified any such market or industry data provided by third parties or industry or general publications. This Presentation should be read in conjunction with Coronado’s most recent financial report and Coronado’s other periodic and continuous disclosure information lodged with the Australian Securities Exchange (ASX), which is available at www.asx.com.au/asx/share-price-research/company/CRN. Reliance should not be placed on information or opinions contained in this Presentation and, subject only to any legal obligation to do so, Coronado does not have any obligation to correct or update the content of this Presentation. The information in this Presentation remains subject to change without notice. The presentation of certain financial information may not be compliant with Coronado’s financial statements disclosed in its Form 10-K for the financial year ended December 31, 2020 prepared under US GAAP. In addition, this Presentation contains certain “non-GAAP financial measures” under Regulation G of the U.S. Securities Exchange Act of 1934, as amended (Exchange Act). The disclosure of such a non-GAAP financial measures in the manner included in this Presentation may not be permissible in filings made with the SEC. Non-GAAP financial measures do not have a standardized meaning prescribed by US GAAP or IFRS and therefore may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with US GAAP or IFRS. The Non-GAAP financial measures in this Presentation include: Adjusted EBITDA, Segment Adjusted EBITDA, LTM EBITDA, Net Gearing, Mining Costs per tonne, and Metallurgical Realised Price per tonne sold. Not financial product advice nor an offer This Presentation does not contain or purport to contain all information necessary to make an investment decision and is not intended as investment or financial advice (nor tax, accounting or legal advice), and must not be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. Certain figures, amounts, percentages, estimates, calculations of value and fractions provided in this Presentation are subject to the effect of rounding. Accordingly, the actual calculation of these figures may differ from the figures set out in this Presentation. Any investment decision should be made solely on the basis of the investors’ or potential investors’ own enquiries. Neither Coronado nor its advisors or representatives shall have any responsibility or liability whatsoever (for negligence or otherwise) for any loss howsoever arising from any use of this Presentation or its contents or otherwise arising in connection with this Presentation. Past performance This Presentation is for information purposes only and is not a prospectus, product disclosure statement or other offering document under Australian law or any other law (and will not be lodged with ASIC or any other regulator). This Presentation is not, and does not constitute an offer, advertisement or invitation in any place which, or to any person to whom, it would not be lawful to make such an offer, advertisement or invitation. Past performance information provided in this Presentation is given for illustrative purposes only and should not be relied upon as (and is not) a promise, representation, warranty or guarantee as to the past, present or future performance of Coronado. Future performance and forward-looking statements International restrictions This Presentation contains “forward-looking statements” concerning Coronado’s business, operations, financial performance and condition, the coal, steel and other industries, as well as Coronado’s plans, objectives and expectations for Coronado’s business, operations, financial performance and condition. Forward-looking statements may be identified by words such as “may,” “could,” “believes,” “estimates,” “expects,” “intends,” “likely,” “considers,” “forecasts,” “targets” and other similar words. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that Coronado expects or anticipates will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect Coronado’s good faith beliefs, assumptions and expectations, but they are not a guarantee of future performance or events. Furthermore, Coronado disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. The distribution of this Presentation in jurisdictions outside Australia may be restricted by law and you should observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of applicable securities laws. In particular, this Presentation may not be released or distributed to, or relied upon by, any person in the ‘United States’ or any ‘US Person’, each as defined in Regulation S (Regulation S) under the United States Securities Act of 1933, as amended (US Securities Act). This Presentation does not constitute an offer to sell, or a solicitation of any offer to buy, any securities in the United States or to any person who is acting for the account or benefit of any person in the United States (to the extent such person is acting for the account or benefit of a person in the United States), or in any other jurisdiction in which such an offer would be illegal. The offer and sale of the New CDIs and underlying Shares have not been, and will not be, registered under the US Securities Act or the securities laws of any state or other jurisdiction of the United States. Accordingly, the New CDIs in the Placement and the Entitlement Offer may not be offered or sold, directly or indirectly, in the United States or to, or for the account or benefit of, any US Persons unless they are registered under the US Securities Act and any applicable United States state securities laws (which Coronado is not obligated to do), or are offered and sold pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the US Securities Act and any applicable United States state securities laws. Investors are strongly cautioned not to place undue reliance on forward-looking statements, particularly in light of the current economic climate and the significant volatility, uncertainty and disruption caused by the COVID-19 pandemic. The New CDIs to be issued under the Offer and the underlying Shares will be ‘restricted securities’ under Rule 144 under the US Securities Act, and offers and sales of the New CDIs and the underlying Shares will be subject to an initial six month distribution compliance period (Distribution Compliance Period) from the date of allotment of the New CDIs under the Offer, which period could be extended. This means that, during such period, which may be extended longer than six months, you will not be permitted to sell the New CDIs sold to you under the Offer or the underlying Shares to persons in the United States or to, or for the account or benefit of, a US Person, unless the resale of the New CDIs or the underlying Shares is registered under the US Securities Act (which Coronado is not obligated to do) or an exemption from such registration is available (including resales to QIBs pursuant to Rule 144A). However, during the Distribution Compliance Period, the New CDIs may be reoffered and resold in standard (regular) way brokered transactions on the ASX where neither the seller nor any person acting on its behalf knows, or has reason to know, that the sale has been prearranged with, or that the purchaser is, a person in the United States or is, or is acting for the account or benefit of, a US Person in accordance with Regulation S, unless, in either case, that person is a QIB acquiring the New CDIs in a transaction exempt from registration under the US Securities Act pursuant to Rule 144A thereunder (if available). By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected or suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond Coronado’s control, that are described in Appendix A of this Presentation, Coronado’s Annual Report on Form 10-K filed with the ASX and SEC on 25 February 2020 (Sydney time) as updated by its Quarterly Report on Form 10-Q for the quarter ending 31 March 2020 filed with the ASX and SEC on 11 May 2020 (Sydney time), Quarterly Report on Form 10-Q for the quarter ending 30 June 2020 filed with the ASX and SEC on 11 August 2020 (Sydney time), as well as additional factors Coronado may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at ASX’s website at www.asx.com.au SEC’s website at www.sec.gov. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. There can be no assurance that actual outcomes will not differ materially from forward-looking statements. No representation, warranty or assurance (express or implied) is given or made in relation to any forward-looking statement by any person (including Coronado or any of its advisers). To enforce the above transfer restrictions, Coronado will be implementing restrictions that prohibit transfers of the New CDIs except in accordance with Regulation S, or pursuant to an available exemption from registration, and requiring that any Shares into which New CDIs have been transmuted contain a legend to that effect. Furthermore, hedging transactions involving the New CDIs, or any Shares into which the New CDIs may be transmuted, may not be conducted during the Distribution Compliance Period unless in compliance with the US Securities Act. In addition, during the Distribution Compliance Period all New CDIs issued under the Offer will bear a designation on ASX that is intended to 2 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Important Notices and Disclaimer (cont.) and the discretion of Coronado and the Joint Lead Managers (and their respective related bodies corporate, affiliates, officers, directors, employees, representatives, agents, 2019 JORC Resource and Reserve Statements You acknowledge and agree that determination of eligibility of investors for the purposes of the Offer is determined by reference to a number of matters, including legal requirements In this Presentation, references to ore reserves and mineral resources (Reserves and Resources) are compliant with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves 2012 (JORC Code) and are measured in accordance with the JORC Code. consultants or advisers) and each of Coronado and the Joint Lead Managers disclaim any duty or liability (including for negligence) in respect of the exercise or otherwise of that discretion, to the maximum extent permitted by law. Information in this Presentation relating to Reserves and Resources is extracted from information previously published by Coronado and available on the Coronado and ASX websites (2019 JORC Statement located in the appendix of the ASX Release 2019 Full Year Results) (2019 JORC Statement). For details of the Reserves and Resources estimates and the “Competent Persons” statements, refer to relevant Australian and US Operations sections in the 2019 JORC Statement. Coronado confirms that it is not aware of any new information or data that materially affects the information included in the 2019 JORC Statement, and that all assumptions and technical parameters underpinning the estimates in the 2019 JORC Statement continue to apply and have not materially changed. Coronado confirms that the context in which the Competent Persons’ findings are presented have not been materially modified from the 2019 JORC Statement. You acknowledge and agree that Coronado is required by the terms of the ASX Class W aiver Decision – Temporary Extra Placement Capacity dated 9 July 2020 to announce to the market reasonable details of the approach it took in identifying investors to participate in the Placement and how it determined their respective allocations in the Placement, and Coronado must within 5 business days of completing the Placement supply to ASIC and ASX (but not for public release) an allocation spread sheet showing full details of the persons to whom the Placement was allocated, including the name, existing holding, number of New CDIs they applied for or were offered in the Placement and the number of New CDIs they were allocated in the Placement (including any zero allocations) and this will necessitate disclosing your application and allocation. You acknowledge and agree that your existing holding will be estimated by reference to Coronado’s beneficial register on 20 August 2020 for the Entitlement Offer which shows historical holdings as at that date and is not up to date. There will be no verification or reconciliation of the holdings as shown in the historical beneficial register and accordingly this may not truly reflect your actual holding. Coronado and the Joint Lead Managers do not have any obligation to reconcile assumed holdings (e.g. for recent trading or swap positions) when determining allocations nor do they have any obligation to allocate pro rata on the basis of existing securityholdings. If you do not reside in a permitted offer jurisdiction you will not be able to participate in the Offer. Coronado and the Joint Lead Managers disclaim any duty or liability (including for negligence) in respect of the determination of your allocation using your assumed holdings. Investors should note that while the information in this Presentation relating to Reserves and Resources complies with the JORC Code, it may not comply with the relevant guidelines in other countries such as SEC Industry Guide 7. In particular, SEC Industry Guide 7 does not recognize classifications other than ‘proven (measured)’ and ‘probable (indicated)’ reserves and, as a result, the SEC generally does not permit mining companies to disclose their mineral resources in SEC filings. Accordingly, when Coronado reports in accordance with SEC Industry Guide 7, Coronado is not permitted to report any mineral resources, and the amount of reserves may be lower. Investors should note that Resource information is reported as inclusive of Resources that have been converted into Reserves (i.e. Resources are not additional to Reserves). In addition, investors should not assume that quantities reported as “resources” will be converted to reserves under the JORC Code or any other reporting regime or that Coronado will be able to legally and economically extract them. Estimates of coal reserves, resources, recoveries and operating costs are largely dependent on the interpretation of geological data obtained from drill holes and other sampling techniques, actual production experience and feasibility studies which derive estimates of operating costs based on anticipated tonnage, expected recovery rates, equipment operating costs, prevailing market prices and other factors, which are all subject to uncertainties. No assurance can be given that the Reserves and Resources presented in this Presentation will be recovered at the quality or yield presented. You further acknowledge and agree that allocations are at the sole discretion of the Joint Lead Managers and/or Coronado. The Joint Lead Managers and Coronado disclaim any duty or liability (including for negligence) in respect of the exercise or otherwise of that discretion, to the maximum extent permitted by law. Furthermore, the Joint Lead Managers and Coronado reserve the right to change the timetable in their absolute discretion including by closing the institutional bookbuild early or extending the institutional bookbuild closing time (generally or for particular investor(s)) in their absolute discretion (but have no obligation to do so), without recourse to them or notice to you. Furthermore, communications that a transaction is “covered” (i.e. aggregate demand indications exceed the amount of the security offered) are not an assurance that the transaction will be fully distributed. Disclaimer The Placement and Entitlement Offer will be joint lead managed and underwrittena by the Joint Lead Managers. To the maximum extent permitted by law, Coronado and the Joint Lead Managers and each of their respective related bodies corporate, shareholders and affiliates, and their respective officers, directors, partners, employees, representatives, affiliates, agents, consultants and advisers (each a Limited Party): (i) expressly disclaim any and all responsibility and liability (including, without limitation, any liability arising from fault, negligence or negligent misstatement) for any direct, indirect, consequential or contingent loss or damage arising from this Presentation or reliance on anything contained in or omitted from it or otherwise arising in connection with this Presentation; (ii) disclaim any obligations or undertaking to release any updates or revision to the information in this Presentation to reflect any change in expectations or assumptions; and (iii) do not make any representation or warranty, express or implied, as to the accuracy, reliability, completeness or fairness of the information, opinions and conclusions contained in this Presentation or that this Presentation contains all material information about Coronado or that a prospective investor or purchaser may require in evaluating a possible investment in Coronado or acquisition of securities in Coronado, or likelihood of fulfilment of any forward-looking statement or any event or results expressed or implied in any forward-looking statement. None of the Joint Lead Managers nor any of their respective Limited Parties have independently verified the information, opinions or conclusions contained in this Presentation and take no responsibility for any part of this Presentation or the Offer. Further, none of the Joint Lead Managers nor any of their respective Limited Parties accept any fiduciary obligations to or relationship with you, any investor or potential investor in connection with the Offer or otherwise. The Joint Lead Managers and their respective Limited Parties make no recommendation as to whether you or your related parties should participate in the Offer nor do they make any representations or warranties to you concerning the Offer, and you represent, warrant and agree that you have not relied on any statements made by the Joint Lead Managers or any of their respective Limited Parties in relation to the Offer. None of the Joint Lead Managers nor any of their respective Limited Parties have authorized, permitted or caused the issue, lodgement, submission, dispatch or provision of this Presentation and, for the avoidance of doubt, and except for references to their name, none of them makes or purports to make any statement in this Presentation and there is no statement in this Presentation which is based on any statement by any of them. In connection with the institutional bookbuild, one or more investors may elect to acquire an economic interest in the New CDIs (Economic Interest), instead of subscribing for or acquiring the legal or beneficial interest in those New CDIs. One or more of the Joint Lead Managers (or their affiliates) may, for their own account, write derivative transactions with those investors relating to the New CDIs to provide the Economic Interest, or otherwise acquire securities in Coronado in connection with the writing of such derivative transactions in the bookbuild and/or the secondary market. As a result of such transactions, one or more of the Joint Lead Managers (or their affiliates) may be allocated, subscribe for or acquire the New CDIs or securities of Coronado in the bookbuild and/or the secondary market, including to hedge those derivative transactions, as well as hold long or short positions in such securities. These transactions may, together with other securities in Coronado acquired by the Joint Lead Managers or its affiliates in connection with its ordinary course sales and trading, principal investing and other activities, result in the Joint Lead Managers or its affiliates disclosing a substantial holding and earning fees. Each of the Joint Lead Managers and their respective affiliates are full service financial institutions engaged in various activities, which may include trading, financing, corporate advisory, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Each of the Joint Lead Managers and their respective affiliates have provided, and may in the future provide, financial advisory, financing services and other services to Coronado and to persons and entities with relationships with Coronado, for which they received or will receive customary fees and expenses. In the ordinary course of its various business activities, the Joint Lead Managers and its affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of Coronado, and/or persons and entities with relationships with Coronado. Each of the Joint Lead Managers and their respective affiliates may also communicate independent investment recommendations, market colour or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. a. The underwriting agreement dated 18 August 2020 between Coronado and the Joint Lead Managers provides that a Joint Lead Manag er will not be issued any CDIs that would either cause it to breach the Foreign Acquisitions and Takeovers Act 1975 (Cth) or published Foreign Investment Review Board policy. The issue size is approximately 417 million CDIs or 43% of the existing CDIs on issue. If a Joint Lead Manager was required to take up CDIs on issue which would otherwise cause it, or an affiliate of it, to breach or notify under these provisions then, for the purposes of ASIC Report 612 (March 2019), (i) it will still fund the entire amount of its respective proportion of the underwritten proceeds in accordance with and subject to the terms of the underwriting agreement by the completion date, (ii) the number of excess shortfall CDIs would be up to the number of CDIs offered under the Offer less the number of CDIs that have been sub-underwritten and the number of CDIs that the relevant Joint Lead Manager is able to take up without causing it to breach or notify under these provisions when aggregated with any additional interests the Joint Lead Manager and its affiliates hold at the relevant settlement dates other than through its underwriting commitment; and (iii) it would enter into an arrangement for any excess shortfall CDIs to be issued to it, or to third party investors, after close of the Offer at the same price as the Offer price. No material impact on control is expected to arise as a consequence of these arrangements or from any shareholder taking up their entitlement under the Entitlement Offer where there is an excess shortfall. 3 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Table of Contents 1. Half Year Results Recap 2. Response to the Current Environment 3. Equity Raising Overview 4. Well Positioned for Recovery in Met Coal Prices Appendices A. Risk Factors B. International Offer Restrictions C. Regulation S Restrictions D. Reconciliation of Non-GAAP measures E. Board of Directors 6 11 16 19 24 36 39 43 53 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Section 1 Half Year Results Recap 5 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

HY20 Highlights(a) Financial performance • • • • • Reported HY20 Net Loss after Tax of $123.2 million, down $337.5 million (157.5%) compared to HY19 Adjusted EBITDAb of $34.9m, down 91.4% compared to HY19 of $405.4 million Group mining cost of $57.3 per tonne, 11.5% increase than HY19 as a result of lower production volume Gross operating cost of US$665.1m, down 18% compared to HY19 Revenue of $713.7 million was below HY19 of $1,234.3 million due to lower coal sales volumes and a lower average realized metallurgical coal price Net debt position of $404.9 million as at 30 June 2020, comprising $36.1 million of cash (excluding restricted cash) and $441.0 million of debt • Operational performance • Coal production during HY20 was adversely impacted by the temporary suspension of mining operations at Curragh due to the fatality in January 2020 The impact of COVID-19 on global metallurgical coal demand resulting in the temporary idling of the U.S. Operations in April and May 2020, and higher than expected wet weather in Queensland impacting mine sequencing at the Curragh mine ROM production of 11.9 Mt, down 28.7% compared to HY19. Saleable production of 8.0 Mt, down 23.2% compared to HY19 Sales volumes of 8.3 Mt, down 19.7% compared to HY19 as a result of lower production Group realised metallurgical pricing of $97.3 per tonne, down 29.2% compared to HY19, as a result of soft market conditions and falling index prices • • • • • a. b. All tonnages through this presentation are expressed in metric tonnes. All amounts quoted throughout this presentation are in US$ unless otherwise stated. All references to ‘EBITDA’ means EBITDA adjusted for FX and non-recurring items, as more fully explained in the definition of ‘Adjusted EBITDA’ in the Company’s Form 10-Q: Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS 6

HY20 Highlights (Cont.) Distributions •No distributions have been declared for HY20 Corporate • In May 2020 the Company concluded an agreement with lenders of the Syndicated Facility Agreement (SFA) to waive the compliance with financial covenants until February 2021 (refer page 13 for details on waiver extension). • The Company has taken further steps to safeguard its operations, strengthen its balance sheet and increase liquidity by reducing capital expenditures and managing operating costs in a disciplined manner. 7 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

HY20 financial metrics

Financial metrics were significantly impacted by the COVID-19 economic downturn

	HY19	HY20		Variance
Production	10.4Mt	8.0Mt	↓	2.4Mt
Sales Volumes	10.4Mt	8.3Mt	↓	2.1Mt
Revenue	$1,234.3m	$713.7m	↓	$520.7m
EBITDA	$405.4m	$34.9m	↓	$370.5m
Net Income / Loss (Statutory)	$214.3m	($123.2m)	↓	$337.5m
Group Metallurgical Realised Price	$137.5/t	$97.3/t	↓	$40.2/t
Group Mining Cost per tonne sold	$51.4/t	$57.3/t	↓	$5.9/t
Effective Tax Rate	29.4%	14.2%	↓	15.2%

Production adversely impacted by temporary suspension In January 2020 at the Australian operations and idling of US Operations as a result of the COVID-19 induced reduction in global demand for metallurgical coal

EBITDA was adversely impacted by reduced sales volume and sharp reduction in Group Metallurgical Realised Price which was materially affected by the decline in index price as a result of the COVID-19 pandemic

Group Mining costs were impacted by lower production volumes across all operating segments.

Coronado

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NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Segment performance

HY20 EBITDA[a] performance

	Australian Operations	US Operations
EBITDA (US$m):	500 250 0 271.7 6.3 HY19 HY20	500 250 0 151.6 41.7 HY19 HY20
EBITDA Margin (%):	1.32%	17.4%
Performance drivers:	• EBITDA for the HY20 was $6.3 million, a decrease of $265.4 million (97.7%) compared to HY19. • Lower coal revenues contributed to the lower EBITDA result.	• EBITDA decreased by $109.9 million for the HY20 compared to HY19. This decrease was driven by a lower average realized met coal price per tonne sold and lower sales volumes. • The reduction in EBITDA partially offset by a decrease in operating costs of $90.5 million.

Coronado

a. Only includes EBITDA generated from the operating segment and no corporate adjustments, as more fully explained in the definition of 'Segment Adjusted EBITDA' in the Company's Form 10-Q: Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Section 2 Response to Environment the Current Roadshow presentation 10 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Managing the Downturn 11 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS Production Right Sizing Production rates are currently being analyzed to ensure operations can continue if the current low price environment is prolonged See Page 14 Other Liquidity Levers Potential liquidity levers have been identified if the current low price environment is prolonged See Page 14 Inventory Management Inventory levels are actively managed to achieve balance between stockpiling costs and meeting customers’ demand, as well as positioning for a recovery in met coal prices Further Bank Covenant Waiver Further agreed with SFA lending syndicate to waive compliance with the financial covenants until 30 September 2021 and to release certain assets from existing security package See Page 13 Bank Covenant Waiver Agreed with SFA lending syndicate to waive compliance with the financial covenants until 28 February 2021 Equity Raising Provides additional liquidity, improves credit metrics and increases free float (which sets the company up for potential index inclusion in the future) See Page 12 COVID-19 Safety Protocols Preventative measures implemented across all mines in Australia and the US to protect the health of our workforce 2020 Capex Review 2020 capex reduced by 40% from original guidance range of US$190 – 210 million. Curragh Expansion deferred until met coal prices normalize Restart US Operations Buchanan and Logan resumed operation on 1 June after being idled on 30 March. Operating at lower levels that meet domestic and export contracts. Greenbrier remains idle Legend: Implemented Initiatives New Initiatives Potential Future Initiatives

Impact of Equity Raising

Provide additional liquidity, improve credit metrics and increase free float

Sources[1]	A$m	US$m[4]
Proceeds from fully underwritten[15] Placement and Entitlement Offer	250	180
Total Sources	**250**	**180**

Uses[1]	A$m	US$m[4]
Repay Existing Indebtedness	250	180
Total Uses	**250**	**180**

	US$ million	Current	Impact of Offer[1]	Indicative Pro forma
Liquidity	Cash, Excluding Restricted Cash	36[2]		36
Liquidity	Syndicated Facility Agreement (Available)	109[2][14]	180[4][5]	289
Liquidity	**Total Liquidity**	**145**	**180**[4][5]	**325**
Capital Structure	Market Capitalization	574[3][4]	180[4][5]	754[6]
Capital Structure	Syndicated Facility Agreement (Drawn)	441[2]	(180)[4][5]	261
Capital Structure	Less: Cash, Excluding Restricted Cash	(36)[2]		(36)
Capital Structure	**Net Debt**	**405**[7]	**(180)**[4][5]	**225**
Capital Structure	**Enterprise Value**	**979**		**979**
Capital Structure	LTM EBITDA (as at 30 June 2020)[8][9]	264		264

Facility limit to reduce in three steps of US$25 million in February, May and August 2021

Covenant waiver extended through to 30 September 2021. Aim to further pay down the SFA over time



Liquidity (US$m)(4)
145
325
Current
Pro-Forma
Net Gearing (%)(4)(10)
41%
23%
Current
Pro-Forma
Net Leverage (x)(4)(11)
1.5x
0.9x
Current
Pro-Forma
Free Float (%)(12)
20%
44%(13)
Current
Pro-Forma

Set the company up for potential index inclusion in the future

Notes: (1) Sources and uses of funds are exclusive of transaction costs; (2) Cash and debt as at 30 June 2020; (3) Market capitalization as at Tuesday, 11 August 2020; (4) Based on 0.72 US$ per A$; (5) A$250 million fully underwritten Placement and Entitlement Offer; (6) Calculated as the sum of current market capitalization and the proceeds from the fully underwritten Placement and Entitlement Offer; (7) Net debt = Interest bearing financial liabilities less cash, excl. restricted cash; (8) Refer Appendix D, which includes reconciliation of non-GAAP measures to GAAP measures; (9) LTM EBITDA (as at 30 June 2020) = FY19 EBITDA less 1H19 EBITDA plus 1H20 EBITDA; (10) Calculated as net debt divided by net debt plus market capitalization; (11) Calculated as net debt divided by LTM EBITDA (as at 30 June 2020); (12) Represents the total shares of common stock, including common stock represented in the form of CDIs, not owned by majority securityholder, EMG; (13) The Energy and Minerals Group ("EMG"), Coronado's current 80% securityholder, is supportive of the transaction and will facilitate the entry of new securityholders to the register. EMG will not be participating in the Offer given its preference to increase liquidity and facilitate Coronado's access to relevant ASX indices (14) The availability to fully drawdown under the SFA is subject to a modified liquidity buffer of $50m, leading to a review event process if amounts within this buffer are drawn down during the extended waiver period. However, lender consent required to access the remaining $50m has been removed as part of the latest waiver process; (15) Refer to footnote a on page 3 of this Presentation.

Coronado

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NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Bank Waiver Update Strong support from SFA lending syndicate, as evidenced by the two waivers obtained since May 2020 Successfully concluded an agreement with the SFA lending syndicate in May 2020 to waive compliance with financial covenants for the period from 25 May 2020 to 28 February 2021 Successfully secured a financial covenant compliance waiver extension with the SFA lending syndicate to September 2021 (testing to occur as at 30 September and compliance certificate to be delivered by 31 October) The waiver extension is conditional upon a minimum equity raise of US$120m and funds to be received by 31 August 2020, or as otherwise agreed with the lending syndicate A further condition is permanent reductions to the facility limit to occur in three steps of US$25m in February, May and August 2021 In addition, the SFA lending syndicate has pre-approved the sale and leaseback of heavy mining equipment (“HME”) and Curragh housing assets sales for a period of six months. 40% of net proceeds realised from any sale of these assets will contribute towards the three-step permanent facility limit reduction obligation 13 Notes: (1) Refer footnote 15 on page 12. NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS SFA Facility Limit (US$ million)(1) 600 500 400 300 200 100 0 Aug-20Feb-21Aug-21Feb-22Aug-22Feb-23

Operational & Financial Levers Available in a Sustained Downside Price Environment In the event of a sustained low price environment, Coronado has flexibility to reduce its operating and capital expenditure costs as well as alternative initiatives to support liquidity Note: (a) Xcoal is a key customer of Coronado and is the largest marketer of Coronado’s US coal to China. All Xcoal transactions were entered into on an arms’ length, commercial basis in the best interests of Coronado. The CRN Board regularly reviews the composition of its Board to ensure that it is appropriate for the strategic direction of the business and is in the interests of all security holders. 14 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS Curragh •Reduce operating cost base: curtail overheads and development expenditure, reduce spend on consumables •Reduce stay-in-business capital expenditure •Stagger or defer box cut capital expenditure to post 2021 US operations •Ability to right-size the production for the coal price environment ‒ High degree of embedded operating and cost flexibility ‒ Potential to scale back and idle production at minimal cost •Buchanan and Logan ‒ Currently operating at reduced levels that meet existing domestic and export contracts ‒ Lower production significantly reduces development costs, with non-critical continuous miners units curtailed •Ability to continue to operate Buchanan and Logan under the lower cost structure if lower prices are sustained •Greenbrier to remain idled until market conditions improve (minimal holding costs) Other initiatives •Coronado retain a number of additional initiatives which could be implemented to support liquidity if required, including: ‒ Divestment of non-core assets ‒ Sale and lease back of major mining equipment, coal reserves or infrastructure and other financing initiatives ‒ Xcoal payment plan in place to receive the outstanding balance of ~$95 million by HY21 ($105.1 million as at 30 June)a

Section 3 Equity Raising Overview Roadshow presentation 15 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Equity Raising Terms

A$250 / US$180 Million Fully Underwritten[1] Placement + Entitlement Offer

Offer Size and Structure	• Fully underwritten[1] placement to institutional investors (including institutional securityholders) to raise A$145 million / US$104 million ("Placement")[2]; and • Fully underwritten[1] 2 for 11 Entitlement Offer to raise A$105 million / US$76 million ("Entitlement Offer")[2] • Approximately 417 million new Chess Depositary Interests ("**CDIs**") being issued in total, equivalent to 43% of Coronado's common stock as represented in CDIs on issue ("**New CDIs**")
Use of Proceeds	• Repay drawn balances from the Syndicated Facilities Agreement ("**SFA**")
Offer Price	• The Placement and Entitlement Offer will be conducted at A$0.60 per New CDI ("**Offer Price**"), which represents a 27.3% discount to the last closing price of A$0.825 on Tuesday, 11 August 2020 and a 20.8% discount to the Theoretical Ex-Rights Price ("**TERP**")[3] of $0.76
Majority Securityholder's Intention	• The Energy and Minerals Group ("EMG"), Coronado's current 80% securityholder, is supportive of the transaction and will facilitate the entry of new securityholders to the register. EMG will not be participating in the Offer given its preference to increase liquidity and facilitate Coronado's access to relevant ASX indices • Coronado's free float is expected to increase from approximately 20% to 44%
Ranking	• New CDIs issued under the Placement, Entitlement Offer will rank equally with existing fully paid CDIs from the date of issue
Underwriting	• The Placement and Entitlement Offer is fully underwritten[1] by the Joint Lead Managers and Bookrunners

Notes:
(1) Refer to footnote a on page 3 of this Presentation; (2) Based on 0.72 US$ per A$; (3) TERP is the theoretical ex-rights price at which New CDIs should trade immediately after the ex-date for the Entitlement Offer. TERP is a theoretical calculation only and the actual price at which New CDIs trade immediately after the ex-date for the Entitlement Offer will depend on many factors and may not equal TERP

Coronado
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NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Equity Raising Timetable Announcement of Equity Raising Tuesday, 18 August 2020 Placement and Institutional Entitlement Offer opens Tuesday, 18 August 2020 Placement and Institutional Entitlement Offer closes Tuesday, 18 August 2020 Announcement of results of Placement and Institutional Entitlement Offer Wednesday, 19 August 2020 Trading halt lifted and CDIs recommence trading Wednesday, 19 August 2020 Entitlement Offer record date 7:00pm AEST, Thursday, 20 August 2020 Retail Entitlement Offer opens and Retail Offer Booklet despatched Tuesday, 25 August 2020 Settlement of New CDIs issued under the Placement and Institutional Entitlement Offer Wednesday, 26 August 2020 Allotment and commencement of trading of New CDIs under the Placement and Institutional Entitlement Offer Thursday, 27 August 2020 Retail Entitlement Offer closes 5:00pm AEST, Tuesday, 8 September 2020 Announcement of results of Retail Entitlement Offer Friday, 11 September 2020 Settlement of New CDIs issued under the Retail Entitlement Offer Monday, 14 September 2020 Allotment of New CDIs under the Retail Entitlement Offer Tuesday, 15 September 2020 Commencement of trading of New CDIs issued under the Retail Entitlement Offer Wednesday, 16 September 2020 Holding statements in respect of New CDIs issued under the Retail Entitlement Offer despatched Wednesday, 16 September 2020 Notes: (1) The timetable (and each reference in this presentation to a date specified in the timetable) is indicative only and the Company may, at its discretion, vary any of the above dates by lodging a revised timetable with the ASX. All times referred to in this presentation are AEST. 17 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS EventDate(1)

Section 4 Well Positioned for Recovery Prices in Met Coal Roadshow presentation 18 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Coronado is the World’s Leading Metallurgical Coal Producer One of the Largest Metallurgical Coal Producers Globally 2019 Saleable Metallurgical Coal Production(1) (Mt) 470 30 20 10 0 BMA Teck Anglo American Glencore BMC Peabody Arch Yancoal Operations Diversified Across Geography, Met Coal Products and Customers Australia(2)(3) US(4) Customers – Direct Sales(5) 8%6% 17% 4% 28% 19% 54% 29% 67% 68% Low Vol (68%) High Vol (28%) Mid Vol (4%) HCC (54%) SSC (17%) PCI (29%) Asia (67%) Europe (8%) USA (19%) Australia (6%) Source: Public filings. Notes: (1) Public filings for all companies; 2019 saleable metallurgical coal production values are c alculated on equity interest attributable basis except Glencore; BMA and BMC values are calendarised to December year end; Arch value is 2019 metallurgical coal sales volume. (2) Based on HY20 export metallurgical coal sales mix. (3) Hard Coking Coal (HCC), Semi Coking Coals (SCC), Pulverised Coal Injection (PCI). (4) Based on HY20 metallurgical production mix, numbers do not add up to 100% due to rounding. (5) The chart presents 2019 revenues split by geographic region. Other than direct customer sales shown on the chart, brokered sales (Xcoal Energy & Resources) accounts for 22% of the Company’s total revenue. NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS 19 x Management team with proven track record of operating and optimizing coal operations in Australia, U.S., and globally x Flexible, low cost operations with demonstrated track record of producing profitable tons through-the-cycle x Core feedstock supplier for leading steel producers across a range of global markets x Diverse suite of met coal products supports customer demand, end-market flexibility and coal blending opportunities x Leading ASX-listed metallurgical coal producer with a diversified portfolio of world-class assets globally

Strong Historical Performance Saleable Coal Production (Mt)(1) 207 178 mark Price Capital Expenditures (US$ million)(2) FY18 Source: Public filings, AME, Bloomberg. FY19 FY18 FY19 Note: (1) FY18 figures are presented on a pro forma basis (i.e. as if the Curragh mine was owned for the 12-month period ended 31 December 2018) for a ‘like-for-like’ comparison with FY19 figures; (2) Capital expenditures for the year ended 31 December 2018 only includes the contribution from Curragh since completion of the acquisit ion on 29 March 2018; (3) Adjusted EBITDA = net income + depreciation, depletion and amortization + net interest expense + other foreign exchange (gains) losses + loss on retirement of debt + income tax expense 20 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS FY18FY19 Adj. EBITDA (US$ million)(1)(3) HCC Bench-(US$/t) FY18FY19 183 114 Group Mining Cost (US$/t of Saleable Coal Production)(1) 56.451.8 20.2 20.2 634 599

Positive Metallurgical Coal Outlook A V-shape recovery is expected for the steel industry in India by 2021 Long term metallurgical coal demand expected to grow 1.1% p.a. to 2040 and is largely anchored by India’s steel production growth Recent fiscal stimulus undertaken by many countries in response to COVID-19 is focussed on infrastructure spending V-shaped Recovery for Indian Steel Production by 2021 Seaborne Metallurgical Coal Demand 12 90% 80% 10 70% 8 60% 50% 6 40% 4 30% 20% 2 10% 0 0% Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Tata JSPL Capacity utilisation (RHS) SAIL AM/NS India Others RINL JSW Total Source: Wood Mackenzie, Worldsteel.org, Ministry of Steel. 21 HY20 Results Presentation NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS Crude Steel production (Mt) 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 Mt 450 400 350 300 250 200 150 100 50 0 IndiaChinaJapan South KoreaBrazilGermany TaiwanFranceTurkey CAGR (2019 – 2040) 1.1% India as % of Demand 20%35% 20192040

Significant EBITDA Generation when Coal Prices Recover A $10/t HCC benchmark price uplift can result in an increase in EBITDA by ~$100 million(1) Historical Metallurgical Coal Benchmark Prices Platts Premium LV HCC Price(2) (US$/t) Current metallurgical coal price level has seen a major dislocation caused by COVID-19 As a key input for steel which is closely linked to infrastructure and construction, the metallurgical coal price has shown its resilience through economic shifts In both 2009 (post Global Financial Crisis) and 2016, the metallurgical coal price more than doubled in a short timeframe post crisis 400 300 200 100 0 EBITDA Sensitivity Prices >US$160/t Prices >US$200/t above $160/t Notes: (1) Based on CY19A saleable coal production (20.2Mt) and CY20A coal mix and assumed blended price realisation of 50%. Blended price realisation is consistent with CY18A (55%) and CY19A (62%). Price realisation is calculated as the ratio of the average selling price (i.e. revenue divided by saleable coal production) to the arithmetic average of the HCC benchmark price for the period. (2) Platts Premium LV HCC Price, Market data as of 6 August 2020. Data prior to Jan 2019 are from Bloomberg, Data from Jan 2019 and onwards are from AME. (3) Time period from 1 Jan 2017 to 6 August 2020 22 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 67% (605 days) % of period (# of days) since 1 Jan 2017(3) 34% (309 days) % of period (# of days) above $200/t since 1 Jan 2017(3) $10/t~$100 million HCC PriceEBITDA(1) Through-the-Cycle Average: $163/t

THE UNITED STATES OR TO US PERSONS

Risk Factors This section discusses some of the key risks associated with any investment in Coronado, which may affect the value of Coronado's securities. The risks set out below do not constitute an exhaustive list of all risks involved with an investment in Coronado. Before investing in Coronado, you should be aware that an investment in Coronado has a number of risks, some of which are specific to Coronado and some of which relate to listed securities generally, and many of which are beyond the control of Coronado. 1.2 Volatility of coal prices Coronado generates revenue from the sale of coal and its financial results are materially impacted by the prices it receives. Prices and quantities under metallurgical coal sales contracts in North America are generally based on expectations of the next year's coal prices at the time the contract is entered into, renewed, extended or re-opened. Pricing in the global seaborne market is typically set on a rolling quarterly average benchmark price. Sales by the U.S. Operations to the export market are typically priced with reference to a benchmark index. Sales by the Australian Operations have typically been contracted on an annual basis and are priced with reference to benchmark indices or bilaterally negotiated term prices and spot indices. As a result, a significant portion of Coronado's revenue is exposed to movements in coal prices and any weakening in metallurgical or thermal coal prices would have an adverse impact on its financial condition and results of operations. The risks detailed below may change after the date of this document and other risks relevant to Coronado and the New CDIs may emerge which may have an adverse impact on Coronado and the price of the New CDIs. In particular, investors should note that the unprecedented uncertainties and risks created by the COVID-19 pandemic could materially change Coronado's risk profile at any point after the date of this Presentation and adversely impact the financial position and prospects of Coronado in the future. 1 Risks relating to an investment in Coronado The expectation of future prices for coal depends upon many factors beyond Coronado's control, including the current market price of coal; overall domestic and global economic conditions, including the supply of and demand for domestic and foreign coal, coke and steel; the consumption pattern of industrial consumers, electricity generators and residential users; weather conditions in Coronado's markets that affect the ability to produce metallurgical coal or affect the demand for thermal coal; competition from other coal suppliers; technological advances affecting the steel production process and/or energy consumption; the costs, availability and capacity of transportation infrastructure; and the impact of domestic and foreign governmental laws and regulations, including the imposition of tariffs, environmental and climate change regulations and other regulations affecting the coal mining industry, including regulations and measures introduced in response to the COVID-19 pandemic. 1.1 Impact of COVID-19 The ongoing COVID-19 pandemic has had a significant impact on the Australian and global economy and the ability of businesses to operate. Coronado's business has been and will continue to be adversely affected by the global outbreak of COVID-19 and the impact may be material. The pandemic continues to evolve rapidly, as do the measures and recommendations introduced by governments in the countries in which Coronado operates and Coronado's customers and suppliers are located, such as orders restricting movement and public gatherings and the implementation of social distancing protocols, orders for residents to stay at home with a limited range of exceptions, orders restricting travelling overseas or across borders (including interstate), and orders for all non-essential businesses to close, including certain mine sites, factories and office shutdowns. These restrictions have caused disruptions to mining operations (including Coronado's operations), manufacturing operations and supply chains around the world. Metallurgical coal has been a volatile commodity over the past ten years. The metallurgical coal industry faces concerns with oversupply from time to time. There are no assurances that oversupply will not occur, that demand will not decrease or that overcapacity will not occur, which could cause declines in the prices of coal, which could have a material adverse effect on Coronado’s financial condition and results of operations. The key impacts of the COVID-19 pandemic on Coronado include the following: In addition, coal prices are highly dependent on the outlook for coal consumption in large Asian economies, such as China, India, South Korea and Japan, as well as any changes in government policy regarding coal or energy in those countries. Seaborne metallurgical coal import demand can also be significantly impacted by the availability of local coal production, particularly in the leading metallurgical coal import countries of China and India, among others, and the competitiveness of seaborne metallurgical coal supply, including from the leading metallurgical coal exporting countries of Australia, the United States, Russia, Canada and Mongolia, among others. Metallurgical and thermal coal indices have also substantially declined resulting from the impact of the COVID-19 pandemic. 1.3 Competition risk • The COVID-19 pandemic is affecting all of the key markets to which Coronado sells its products, including Japan, South Korea, Taiwan, India, Europe and Brazil. For example, seaborne metallurgical coal exports from the U.S. Operations have decreased due to the measures and recommendations implemented by United States, European and Brazilian governments in response to the impact of COVID-19.The pandemic has also impacted the steel industry and resulted in a reduction of demand for steel, particularly in the automotive and construction sectors, which has in turn impacted the demand for Coronado's metallurgical coal. • The nature of Coronado's business is such that much of its work cannot be done remotely. As a result of the government measures and recommendations, Coronado temporarily idled its operations at its Buchanan and Logan mines from March 30, 2020 to June 1, 2020 and from March 30, 2020 for the remainder of 2020 for its Greenbrier mine. Coronado may need to extend the temporary idling of operations at its Greenbrier mine or need to temporarily idle certain other operations as a result of government imposed shutdowns or restrictions in the future. The Australian Operations remain operational but have experienced operational disruption. A prolonged shutdown or reduction of operations will materially adversely impact Coronado's financial performance and profitability. Competition in the coal industry is based on many factors, including, among others, world supply, price, production capacity, coal quality and characteristics, transportation capability and costs, blending capability, brand name and diversified operations. Coronado is subject to competition from metallurgical coal producers from Australia, the United States, Canada, Russia, Mongolia and other metallurgical coal producing countries. Should those competitors obtain a competitive advantage in comparison to Coronado (whether by way of an increase in production capacity, higher realised prices, lower operating costs, export/import tariffs, being comparatively less impacted as a result of COVID-19 or otherwise), such competitive advantage may have an adverse impact on Coronado's ability to sell, or the prices at which Coronado is able to sell coal products. In addition, some of Coronado's competitors may have more production capacity as well as greater financial, marketing, distribution and other resources than Coronado does. • Even after Coronado's operations are fully operational again, a single case of COVID-19 linked to a mine site or corporate office in which Coronado operates, or nearby community could result in further restrictions, closures, additional costs and negative public perceptions at any of Coronado's sites. If Coronado does not respond appropriately to the COVID-19 pandemic, or if Coronado customers or the relevant regulatory and governmental bodies do not perceive Coronado's response to be adequate, Coronado could suffer damage to its reputation, which could further adversely affect its business. The consolidation of the global metallurgical coal industry in recent years has contributed to increased competition, and Coronado's competitive position may be adversely impacted by further consolidation among market participants or by further competitors entering into and exiting bankruptcy proceedings under a lower cost structure. Similarly, potential changes to international trade agreements, trade concessions or other political and economic arrangements may benefit coal producers operating in countries other than the United States and Australia. Other coal producers may also develop or acquire new projects to increase their coal production, which may adversely impact Coronado's competitiveness. Some of Coronado's global competitors have significantly greater financial resources, such that increases in their coal production may affect domestic and foreign metallurgical coal supply into the seaborne market and associated prices and impact Coronado's ability to retain or attract metallurgical coal customers. In addition, Coronado's ability to ship its metallurgical coal to non U.S. and non Australian customers depends on port and transportation capacity. Increased competition within the metallurgical coal industry for international sales could result in Coronado not being able to obtain throughput capacity at port facilities, as well as transport capacity, and could cause the rates for such services to increase to a point where it is not economically feasible to export Coronado's metallurgical coal. • Coronado's customers or suppliers may seek to excuse their performance under existing contracts by claiming that the ongoing COVID-19 pandemic, and government measures and recommendations, constitute a force majeure event. • Coronado's customers’ ability to pay may be impacted by the COVID-19 pandemic as such customers may have to curtail or shutdown their operations, potentially leading to increased credit risks if the current economic downturn and the measures to curb the spread of the pandemic continue for an extended period of time. • Uncertainty about the effects of COVID-19 has resulted in significant disruption to the capital and securities markets, which, if continued, may affect Coronado's ability to raise new capital and refinance its existing debt. Increased competition, or a failure to compete effectively, in the markets in which Coronado participates may result in a loss of market share and could adversely affect Coronado's financial condition and results of operations. Further, there have been and may be other changes in the domestic and global macroeconomic environment associated with the events relating to COVID-19 that are beyond the control of Coronado and may be exacerbated in an economic recession or downturn. These include, but are not limited to, changes in inflation, interest rates, foreign currency exchange rates, increased unemployment and labour costs, changes in aggregate investment and economic output and changes in customer and consumer behaviours to those that existed prior to the pandemic. In light of COVID-19, Coronado has taken steps to strengthen its financial position and maintain financial flexibility, including reviewing operating and corporate expenditure, reducing capital expenditure and ensuring there is sufficient available liquidity via a number of strategic initiatives. Coronado is not able to predict how long the current disruption caused by the COVID-19 pandemic will last or whether additional restrictions on Coronado's operations will be required. Although Coronado remains optimistic that its industry will rebound as the restrictive measures and recommendations introduced by governments in the countries in which it operates are lifted, Coronado cannot guarantee that it will recover as rapidly as other industries or at the same rate as any of its competitors, or that its industry will recover to pre-pandemic levels. Further, events such as those experienced in Victoria, Australia, in early July 2020 demonstrate that the easing of restrictions can be reversed quickly and without warning. There can also be no assurance that Coronado's plans to address existing and potential disruptions in operations will partially or completely mitigate the adverse impacts related to COVID-19, if at all. Addressing the disruptions has also required Coronado's staff, senior management team and Board of Directors to devote extensive resources which is likely to continue into the near future and which may negatively affect Coronado's ability to implement its business plan and respond to other issues and opportunities. To the extent the COVID-19 pandemic adversely affects Coronado's business and results of operations, it may also have the effect of heightening the materiality of the other risks described in this “Risk factors” section. 24 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Risk Factors (cont.) 1.4 Operational risk means that: Coronado's mining operations, including exploration, development, preparation, product handling and accessing transport infrastructure, may be affected by various operational difficulties that could impact the amount of coal produced at Coronado's coal mines, cause delays or suspend coal deliveries, or increase the cost of mining for a varying length of time. Coronado's financial performance is dependent on its ability to sustain or increase coal production and maintain or increase operating margins. Coronado's coal production and production costs are, in many respects, subject to conditions and events beyond its control, which could disrupt its operations and have a significant impact on its financial results. Adverse operating conditions and events that Coronado may have experienced in the past or may experience in the future include: Coronado does not bear the credit risk of international customers associated with the marketing of U.S. coal and is not exposed to the credit risk of international customers for its U.S. operations; o o Coronado has not been required to procure additional infrastructure capacity to support its US operations; o Xcoal’s storage capacity provides Coronado with flexibility in stockpile management; and • a failure to achieve the metallurgical qualities anticipated from exploration activities; o Coronado typically does not need to manage transportation logistics to the port and beyond. • variations in mining and geological conditions from those anticipated, such as variations in coal seam thickness and quality, and geotechnical conclusions; If Coronado's arrangements with Xcoal were to cease or materially decrease, Coronado might be required to procure additional infrastructure capacity to support some of its U.S. operations, and develop greater capability to transport coal to market and manage international customer relationships and risk. • operational and technical difficulties encountered in mining, including equipment failure, delays in moving longwall equipment, drag lines and other equipment and maintenance or technical issues; 1.6 Demand for metallurgical coal • adverse weather conditions or natural or man made disasters, including hurricanes, cyclones, tornadoes, floods, droughts, bush fires, seismic activities, ground failures, rock bursts, structural cave ins or slides and other catastrophic events (such as the current COVID-19 pandemic that has caused significant disruption across nearly all industries and markets, including global supply chain shortages, the impact of which, continues to be uncertain); The majority of the coal that Coronado produces is metallurgical coal that is sold, directly or indirectly, to steel producers and is consumed in a blast furnace for steel production. Metallurgical coal, specifically high quality hard coking coal (HCC) (which is produced at most of Coronado's assets), and pulverised coal injection (PCI) coal (which is produced at some of Coronado's assets) both have specific physical and chemical properties which are necessary for efficient blast furnace operation. Therefore, demand for Coronado's metallurgical coal is correlated to demands of the steel industry. The steel industry’s demand for metallurgical coal is influenced by a number of factors, including: the cyclical nature of that industry’s business; general economic and regulatory conditions and demand for steel; and the availability and cost of substitutes for steel, such as aluminum, composites and plastics, all of which may impact the demand for steel products. Similarly, if new steelmaking technologies or practices are developed that can be substituted for metallurgical coal in the integrated steel mill process, then demand for metallurgical coal would be expected to decrease. Although conventional blast furnace technology has been the most economic large scale steel production technology for a number of years, there can be no assurance that over the longer term, competitive technologies not reliant on metallurgical coal would not emerge, which could reduce the demand and price premiums for metallurgical coal. A significant reduction in the demand for steel products would reduce the demand for metallurgical coal, which could have a material adverse effect on Coronado's financial condition and results of operations. • insufficient or unreliable infrastructure, such as power, water and transport; • industrial and environmental accidents, such as releases of mine affected water and diesel spills (both of which have affected the Australian Operations in the past); • • industrial disputes and labour shortages; mine safety accidents, including fires and explosions from methane and other sources; • competition and conflicts with other natural resource extraction and production activities within overlapping operating areas, such as natural gas extraction or oil and gas development (including potential conflicts with gas extraction undertaken by a third party at Buchanan); Additionally, tariffs imposed by the United States on the import of certain steel products may impact foreign steel producers to the extent their production is imported into the United States. On March 8, 2018, the President of the United States, Donald Trump, signed an executive order establishing a 25% tariff on imports of steel into the United States. The establishment of this tariff adversely impacted the economic value of coal, which had previously been sourced for sale in China. This tariff could reduce imports of steel and increase U.S. metallurgical coal demand. This additional U.S. metallurgical coal demand could be met by reducing exports of metallurgical coal and redirecting that volume to domestic consumption. • unexpected shortages, or increases in the costs, of consumables, spare parts, plant and equipment; • cyber attacks that disrupt Coronado's operations or result in the dissemination of proprietary or confidential information about Coronado to its customers or other third parties; and • security breaches or terrorist acts. On May 17, 2019 the Trump administration agreed to lift the steel and aluminium tariffs on Mexico and Canada. Currently, Argentina, Australia, Brazil, Canada, Mexico and South Korea are exempt from the additional tariffs on derivative steel products, while Argentina, Australia, Canada and Mexico are exempt from the additional duties on derivative aluminium products. If any of the foregoing conditions or events occurs and is not mitigated or excusable as a force majeure event under Coronado's coal sales contracts, any resulting failure on Coronado's part to deliver coal to the purchaser under such contracts could result in economic penalties, demurrage costs, suspension or cancellation of shipments or ultimately termination of such contracts, which could have a material adverse effect on Coronado's financial condition and results of operations. The U.S. Operations are concentrated in a small number of mines in the CAPP and the Australian Operations include one mine in the Bowen Basin of Australia. As a result, the effects of any of these conditions or events may be exacerbated and may have a disproportionate impact on Coronado's results of operations and assets. Any such operational conditions or events could also result in disruption to key infrastructure (including infrastructure located at or serving Coronado's mining activities, as well as the infrastructure that supports freight and logistics). These conditions and events could also result in the partial or complete closure of particular railways, ports or significant inland waterways or sea passages, potentially resulting in higher costs, congestion, delays or cancellations on some transport routes. Any of these conditions or events could adversely impact Coronado's business and results of operations. The tariffs established by the United States have prompted retaliatory tariffs from key trading partners, notably Europe and China. Any further retaliatory tariffs by these or other countries to these tariffs may limit international trade and adversely impact global economic conditions. As at the date of this Presentation, U.S. metallurgical coal is subjected to a total of 30.5% tariffs and duties from China. The total tariff comprises a 3% import duty and an imposition of a 25% tariff. An additional 5% tariff was also imposed on September 1, 2019, but this has since been reduced to 2.5% following China’s tariff adjustment that took effect on February 14, 2020. See item 1.37 regarding the impact of restricted access to international markets, including the impact of tariffs. Coronado anticipate that steel production in Japan, Korea, Taiwan, India, Europe and Brazil will be adversely impacted as a result of the COVID-19 pandemic. A significant reduction in steel production would reduce the demand for metallurgical coal, which could have a material adverse effect on Coronado's financial condition and results of operations. 1.5 Reliance on key customers For the half year ended June 30, 2020, Coronado's top ten customers comprised 68.4% of its total revenue and its top five customers comprised 46.3% of its total revenue. For the half year ended June 30, 2020, sales to Xcoal Energy & Resources, LLC (Xcoal), a related party, and Tata Steel Limited (Tata Steel) represented approximately 15.9% and 12.9%, respectively, of Coronado's total revenue. The majority of Coronado's sales are made on a spot basis or under contracts with terms of typically one year. The failure to obtain additional customers or the loss of all or a portion of the revenues attributable to any customer as a result of competition, creditworthiness, inability to negotiate extensions, replacement of contracts or the impact of the current COVID-19 pandemic or otherwise, may adversely affect Coronado's business, financial condition and results of operations. As a result of the COVID-19 pandemic, some of Coronado's customers have delayed and/or revised their shipping orders. The loss of, or deterioration of, the relationship with Xcoal could materially and adversely affect Coronado's business, financial condition and results of operations or cause a material disruption to the U.S. Operations. This is because Coronado derives the following benefits from the Xcoal relationship: • Historically, Xcoal has extensively marketed Coronado’s US coal in international markets. Purchase orders with Xcoal are entered into primarily on an ad hoc (shipment by shipment) basis (as is customary for U.S. operations) and there is a risk that, in the future, the number of sales to Xcoal could decrease, which would require Coronado to procure alternative brokers or market the coal directly to the export market. Currently, Coronado has a domestically focussed coal marketing team for the US operations and has not to date focused on bringing international relationships for the marketing of its U.S. coal into its existing international marketing capabilities. • Xcoal provides a combination of U.S. domestic rail and port logistics, as well as seaborne logistics, which in turn supports the operations of Coronado’s U.S. mines, given their limited ability to access domestic storage options. Xcoal purchases coal from Coronado upon landing into the rail car, or free-on-rail (FOR), at its US operations, which 25 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Risk Factors (cont.) 1.7 Contract, counterparty and collection risk selling the coal are determined on a mine by mine basis, and as a result, the price at which Coronado's coal is economically recoverable varies based on the mine. Coronado bases its reserve information on geologic data, coal ownership information and current and proposed mine plans. There are numerous uncertainties inherent in estimating quantities and qualities of coal and costs to mine recoverable reserves, including many factors beyond Coronado's control. There are inherent uncertainties and risks associated with such estimates, including geologic and mining conditions, which may not be fully identified by available exploration data and may differ from Coronado's experience and assumptions in areas it currently mines; current and future market prices for coal, contractual arrangements, operating costs and capital expenditures; severance and excise taxes, unexpected governmental taxes, royalties and development and reclamation costs; future mining technology improvements; the effects of regulation by governmental agencies; the ability to obtain, maintain and renew all required permits; employee health and safety; and historical production from the area compared with production from other producing areas. A significant portion of the sales of Coronado's metallurgical coal is to customers with whom Coronado has had long term relationships. As mentioned under item 1.5, Coronado's top ten customers comprised 68.4% of and its top five customers comprised 46.3% of its total revenue for the half year ended June 30, 2020. During the same period, sales to Xcoal and Tata Steel represented approximately 15.9% and 12.9%, respectively, of its total revenue (refer to slide 14 regarding amounts outstanding and payment arrangements with Xcoal). The success of Coronado's business depends on its ability to retain its current customers, renew its existing customer contracts and solicit new customers. Coronado's ability to do so generally depends on a variety of factors, including having its mines operational, having the type and quantity of coal available, the quality and price of its products, its ability to market these products effectively, its ability to deliver on a timely basis and the level of competition that it face. In addition, coal reserves estimates are revised based on actual production experience, and/or new exploration information and therefore the coal reserves estimates are subject to change. Should Coronado encounter geological conditions or qualities different from those predicted by past drilling, sampling and similar examinations, coal reserves estimates may have to be adjusted and mining plans, coal processing and infrastructure may have to be altered in a way that might adversely affect Coronado's operations. As a result, Coronado's estimates may not accurately reflect Coronado's actual future coal reserves. As a result, the quantity and quality of the coal that Coronado recovers may be less than the reserve estimates included in this Investor Presentation. If Coronado's actual coal reserves are less than current estimates, or the rate at which they are recovered is less than estimated or results in higher than estimated cost, Coronado's financial condition and results of operations may be materially adversely affected. In addition, Coronado's sales contracts generally contain provisions that allow customers to suspend or terminate if Coronado commits a material breach of the terms of the contract, a change in law restricts or prohibits a party from carrying out its material obligations under the contract or a material adverse change occurs in Coronado's financial standing or creditworthiness. If customers suspend or terminate existing contracts, or otherwise refuse to accept shipments of Coronado's metallurgical coal for which they have an existing contractual obligation, Coronado's revenues will decrease, and Coronado may have to reduce production at its mines until its customers’ contractual obligations are honoured. If Coronado's customers do not honour contract commitments, or if they terminate agreements or exercise force majeure provisions allowing for the temporary suspension of performance during specified events beyond the parties’ control, including during the current COVID-19 pandemic and Coronado is unable to replace the contract, Coronado's financial condition and results of operations could be materially and adversely affected. 1.11 Transportation risk Further, Coronado's ability to receive payment for coal sold and delivered will depend on the continued contractual performance and creditworthiness of Coronado's customers and counterparties. For certain customers, Coronado requires the provision of a letter of credit as security for payment. A sustained payment default by one or more of Coronado's largest customers could have a material adverse effect on its financial condition and results of operations. The inability of key customers to procure letters of credit (due to general economic conditions or the specific circumstances of the customer) may restrict Coronado's ability to recover amounts from or contract with such customers or result in fewer sales contracts being executed, which could materially adversely affect Coronado's financial condition and results of operations. For certain of Coronado's large customers in Australia who have not provided letters of credit or other form of security, Coronado maintains an insurance policy to cover for any failure in payment. Coronado's mining operations produce coal, which is transported to customers by a combination of road, rail, barge and ship. The delivery of coal produced by Coronado's mining operations is subject to potential disruption and competition from other network users, which may affect its ability to deliver coal to its customers and may have an impact on productivity and profitability. Such disruptions to transportation services may include, among others, disruptions due to weather related problems; key equipment or infrastructure failures; industrial action; rail or port capacity congestion or constraints; commercial disputes; failure to obtain consents from third parties for access to rail or land, or access being removed or not granted by regulatory authorities; changes in applicable regulations; failure or delay in the construction of new rail or port capacity; and terrorist attacks, natural disasters, the impact from the current COVID-19 pandemic or other events. Any such disruptions, or any deterioration in the reliability of services provided by Coronado's transportation service providers, could impair its ability to supply coal to its customers, result in decreased shipments and revenue and adversely affect its results of operations. If non payment occurs, and the customer has not yet taken delivery, Coronado may decide to sell the customer’s metallurgical coal on the spot market, which may be at prices lower than the contracted price, or Coronado may be unable to sell the coal at all. If Coronado's customers’ and counterparties’ creditworthiness deteriorate, Coronado's business could be adversely affected. 1.8 Maintenance of coal reserves Typically, Coronado sells coal at the mine gate and/or loaded into vessels at the port. W hile ordinarily Coronado's coal customers arrange and pay for transportation of coal from the mine or port to the point of use, Coronado has entered into arrangements with third parties to gain access to transportation infrastructure and services where required, including road transport organisations, rail carriers and port owners. W here coal is exported or sold other than at the mine gate, the costs associated with these arrangements represent a significant portion of both the total cost of supplying coal to customers and of Coronado's production costs. As a result, the cost of transportation is not only a key factor in Coronado's cost base, but also in the purchasing decision of customers. Transportation costs may increase and Coronado may not be able to pass on the full extent of cost increases to Coronado's customers. For example, where transportation costs are connected to market demand, costs may increase if usage by Coronado and other market participants increases. Significant increases in transport costs due to factors such as fluctuations in the price of diesel fuel, electricity and demurrage or environmental requirements could make Coronado's coal less competitive when compared to coal produced from other regions and countries. As the transportation capacity secured by Coronado's port and rail agreements is based on assumed production volumes, Coronado may also have excess transportation capacity (which, in the case of take or pay agreements, Coronado may have to pay for even if unused) if its actual production volumes are lower than its estimated production volumes. Conversely, Coronado may not have sufficient transportation capacity if its actual production volumes exceed its estimated production volumes, if it is unable to transport the full capacity due to contractual limitations or if any deterioration in its relationship with brokers and intermediaries (including Xcoal) results in a reduction in the proportion of coal purchased Free on Rail (F.O.R.) from the U.S. Operations (and a corresponding increase in the proportion of coal purchased Free on Board (F.O.B.)). Coronado's recoverable reserves decline as it produces coal. Coronado's long term outlook depends on its ability to maintain a commercially viable portfolio of coal reserves that are economically recoverable. Failure to acquire or discover new coal reserves or develop new assets could negatively affect Coronado's financial condition and results of operations. Exploration activity may occur adjacent to established assets and in new regions. These activities may increase land tenure, infrastructure and related political risks. Failure to discover or acquire new coal reserves, replace coal reserves or develop new assets or operations in sufficient quantities to maintain or grow the current level of reserves could negatively affect Coronado's financial condition and results of operations. Potential changes to Coronado's portfolio of assets through acquisitions and divestments may have an adverse effect on future results of operations and financial condition. From time to time, Coronado may add assets to, or divest assets from, its portfolio. There are a number of risks associated with historical and future acquisitions or divestments, including, among others, adverse market reaction to such acquisitions and divestments or the timing or terms on which acquisitions and divestments are made; imposition of adverse regulatory conditions and obligations; political and country risk; commercial objectives not being achieved as expected; unforeseen liabilities arising from changes to the portfolio; sales revenues and operational performance not meeting expectations; anticipated synergies or cost savings being delayed or not being achieved; and inability to retain key staff and transaction related costs being more than anticipated. These factors could materially and adversely affect Coronado's financial condition and results of operations. 1.9 Compliance with health and safety laws and regulations Coronado is subject to extensive laws and regulations governing health and safety at coal mines in the United States and Australia. As a result of increased stakeholder focus on health and safety issues (such as black lung disease or coal workers’ pneumoconiosis (CW P)), there is a risk of legislation and regulatory change that may increase Coronado's exposure to claims arising out of current or former activities or result in increased compliance costs (e.g., through requiring improved monitoring standards or contribution to an industry pooled fund). Regulatory agencies also have the authority, following significant health and safety incidents, such as fatalities, to order a facility be temporarily or permanently closed. For example, operations at the Australian Operations were temporarily suspended in January 2020 by the Queensland Mine Inspectorate (QMI), when an employee of Thiess was fatally injured during a tire change activity. The QMI subsequently issued a directive that required all relevant tire and wheel rim fitting activities be suspended until the QMI was satisfied those activities could recommence safely. The directive was lifted on February 14, 2020 once the QMI was satisfied that all relevant tire and wheel rim fitting activities could recommence safely. If serious safety incidents were to occur at any of Coronado's mining facilities in the future, it is possible that a regulator might impose a range of conditions on re-opening of a facility, including requiring capital expenditures, which could have an adverse effect on Coronado's reputation, financial condition and results of operations. 1.10 Resource and recoverable reserve estimates Coronado relies on estimates of its recoverable reserves. In this Investor Presentation, Coronado reports its resources and reserves in accordance with the JORC Code. One principal difference between the reporting regimes in the Australia under the JORC Code and in the United States under SEC Industry Guide 7 is the absence in the United States of any provision for the reporting of estimates other than proven (measured) or probable (indicated) reserves. Specifically, Coronado's ASX disclosures include estimates of coal resources in addition to reserves. Accordingly, Coronado's estimates of proven and probable coal reserves in this Investor Presentation and in other ASX disclosures may be different than its estimates of reserves as filed with the SEC. Coal is economically recoverable when the price at which it can be sold exceeds the costs and expenses of mining and selling the coal. The costs and expenses of mining and 26 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Risk Factors (cont.) 1.12 Take or pay arrangements within the coal industry because of unfamiliarity with new assets and the businesses associated with them and new geographic areas; the diversion of management’s attention from other operations; and timing, and whether the acquisition or business expansion is occurring during adverse economic, social and regulatory periods. The Australian Operations generally contract port and rail capacity via long term take or pay contracts for rail transport (currently with Aurizon Operations Limited (Aurizon Operations) and Pacific National Pty Ltd (PN)) to and export from the Port of Gladstone via two main port terminals, RG Tanna Coal Terminal (RGTCT) and W iggins Island Coal Export Terminal (W ICET). At the U.S. Operations, it also have a take or pay agreement in connection with the Kinder Morgan Pier IX Terminal in Hampton Roads, Virginia. Coronado may enter into other take or pay arrangements in the future. Further, unexpected costs and challenges may arise whenever businesses with different operations or management are combined, and Coronado may experience unanticipated delays in realising the benefits of an acquisition. Entry into certain lines of business may subject Coronado to new laws and regulations with which it is not familiar and may lead to increased litigation and regulatory risk. Also, following an acquisition, Coronado may discover previously unknown liabilities associated with the acquired business or assets for which Coronado has no recourse under applicable indemnification provisions. If a new business generates insufficient revenue or if Coronado is unable to efficiently manage its expanded operations, Coronado's results of operations may be adversely affected. Where Coronado has entered into take or pay contracts, it will generally be required to pay for its contracted port or rail capacity, even if it is not utilised by Coronado or other shippers. Coronado's obligation to make payment continues even in instances where production volume has decreased. Although the majority of its take or pay arrangements provide security over minimum port and rail infrastructure availability, unused port or rail capacity can arise as a result of varying unforeseen circumstances, including insufficient production from a given mine, a mismatch between the timing of required port and rail capacity for a mine, or an inability to transfer the used capacity due to contractual limitations, such as required consent of the provider of the port or rail services, or because the coal must emanate from specified source mines or be loaded onto trains at specified load points. Paying for unused transport capacity could materially and adversely affect Coronado's cost structures and financial performance. 1.16 Risks related to the investment in W ICET Coronado has a minority interest in W ICET Holdings Pty Ltd (W ICET), whose wholly owned subsidiary, W iggins Island Coal Export Terminal Pty Ltd, or W ICET Pty Ltd, owns WICET. Other coal producers who export coal through W ICET also hold shares in W ICET Holdings Pty Ltd. In addition, Coronado and the other coal producers (or shippers) have evergreen, ten year take-or-pay agreements with W ICET Pty Ltd and pay a terminal handling charge to export coal through W ICET, which is calculated by reference to W ICET’s annual operating costs, as well as finance costs associated with W ICET Pty Ltd’s external debt facilities. 1.13 Reliance on third party suppliers and contracts Coronado uses contractors and other third parties for exploration, mining and other services generally, and are reliant on several third parties for the success of its current operations and the development of its growth projects. W hile this is normal for the mining industry, problems caused by third parties may arise, which may have an impact on the performance and operations of Coronado. In particular, the majority of workers at the Australian Operations are employed by contractors, including Thiess, Golding Contractors Pty Ltd, and W olff Mining Pty Ltd. Operations at Coronado's mines may be interrupted for an extended period in the event that Coronado loses any of its key contractors (because their contract is terminated or expires) and are required to replace them. There can be no assurance that skilled third parties or contractors will continue to be available at reasonable rates. As Coronado does not have the same control over contractors as it does over employees, Coronado is also exposed to risks related to the quality or continuation of the services of, and the equipment and supplies used by, its contractors, as well as risks related to the compliance of its contractors with environmental and health and safety legislation and internal policies, standards and processes. Any failure by Coronado's key contractors to comply with their obligations under Coronado's operating agreements with them (whether as a result of financial, safety or operational difficulties or otherwise), any termination or breach of Coronado's operating agreements by its contractors, any protracted dispute with a contractor, any inability to perform due to the impact of the current COVID-19 pandemic, any material labor dispute between Coronado's contractors and their employees or any major labor action by those employees against Coronado's contractors, could have a material adverse effect on Coronado's financial condition and results of operations. Under Coronado's take-or-pay agreement with W ICET Pty Ltd (the W ICET Take-or-Pay Agreement), Curragh’s export capacity is 1.5 Mtpa and Coronado is obligated to pay the terminal handling charge for this capacity, whether utilised or not. The terminal handling charge calculation is based on total operating and finance costs of W ICET Pty Ltd being charged to contracted shippers in proportion to each shipper’s contracted capacity. Under the terms of the W ICET Take-or-Pay Agreement the terminal handling charge payable by Coronado can be adjusted (increased or decreased) by W ICET Pty Ltd if their operating and finance costs change, or if a contracted shipper defaults on its take-or-pay agreement obligations and has its contracted capacity reduced to nil. Under the terms of the W ICET Take-or-Pay Agreement there is a limit of how much W ICET Pty Ltd can charge Coronado for recovery of its finance costs, referred to as a finance cap. Since WICET began operating in April 2015, four W ICET Holdings Pty Ltd shipper-shareholders have defaulted on their obligations under their respective take-or-pay agreements and subsequently had those agreements terminated. The result of these terminations is a decrease in the aggregate contracted tonnage at W ICET from 27 Mtpa to 15.5 Mtpa. In addition, in July 2019, Coronado was assigned export capacity of 1.6 Mtpa at W ICET from another shipper on a take-or-pay basis for a term to June 30, 2022, at prevailing market rates. This assignment increased Coronado's total terminal handling charge costs for access to W ICET. The terms under this take-or-pay arrangement differ from those in Coronado's original W ICET Take-or-Pay Agreement. Under the terms and conditions of this take-or-pay arrangement, the other shipper has transferred their assigned capacity at the port and in exchange Coronado will be paying a terminal handling charge that will reflect the operating cost. The finance cap or debt component of the terminal handling charge is still at the original shipper’s account. Further, in periods of high commodity prices, demand for contractors may exceed supply resulting in increased costs or lack of availability of key contractors. Disruptions of operations or increased costs also can occur as a result of disputes with contractors or a shortage of contractors with particular capabilities. To the extent that any of the foregoing risks were to materialise, Coronado's operating results and cash flows could be adversely affected. Given the operation of the finance cap (which has been reached, subject to further adjustment for CPI) there is a limit to the recovery by W ICET of its financing costs from shippers. Accordingly, prior defaults referred to above have resulted in only minor increases to the terminal handling charges payable by the remaining shipper shareholders (including Coronado). These increases have related to higher A$/ton (or US$/ton) charge for operating costs resulting from a lower contract base. If any of the remaining shipper shareholders becomes insolvent and/or defaults under its take-or-pay agreement, the terminal handling charges for the remaining shipper shareholders, including Coronado, may increase proportionately to pay the defaulting shipper’s share of W ICET’s operating and financing costs going forward (noting that the finance cap applies in respect of the financing costs component of the terminal handling charges). 1.14 Equipment and commodities risk Coronado depends on several major pieces of mining equipment and facilities to produce and transport coal, including, but not limited to, longwall mining systems, continuous miners, draglines, dozers, excavators, shovels, haul trucks, conveyors, CPPs and rail loading and blending facilities. Obtaining and repairing these major pieces of equipment often involves long lead times. If any of these pieces of equipment and facilities suffers major damage or is destroyed by fire, abnormal wear and tear, flooding, incorrect operation or otherwise, Coronado may be unable to replace or repair them in a timely manner or at a reasonable cost, which would impact its ability to produce and transport coal and could materially and adversely affect Coronado's financial condition and results of operations. Coronado's ability to replace or repair damaged or destroyed equipment or facilities may also be dependent on suppliers or manufactures remaining operational and having the relevant equipment or services available for Coronado. Suppliers and manufactures may be unable to provide such service or equipment for a range of reasons, including but not limited to their business suffering adverse effects as a result of the current COVID-19 pandemic. Additionally, regulatory agencies sometimes make changes with regard to requirements for pieces of equipment. For example, in 2015, the Mine Safety and Health Administration (MSHA) promulgated a new regulation requiring the implementation of proximity detection devices on all continuous miners. Such changes can impose costs on Coronado and can cause delays if manufacturers and suppliers are unable to make the required changes in compliance with mandated deadlines. In addition, if Coronado defaults under the W ICET Take-or-Pay Agreement and that default is not remedied, then Coronado will be obligated to pay a termination payment. The termination payment is equal to the lesser of Coronado's proportion of W ICET Pty Ltd’s total external debt (which is based on the proportion that Coronado contracted tonnage bears to the total contracted tonnage at W ICET when the payment obligation is triggered) and ten years equivalent terminal handling charges at the prevailing rate at the time that the termination payment falls due. Coronado has provided security to WICET Pty Ltd in the form of a bank guarantee, the amount of which is required to cover Coronado's estimated liabilities as a shipper under the W ICET Take-or-Pay Agreement for the following twelve-month period. In the event of W ICET Pty Ltd defaulting on its’ external debt obligations, external lenders to W ICET Pty Ltd may enforce their rights to the security over the assets of W ICET and appoint a receiver to take steps to recover outstanding debt. The external lenders do not have direct recourse to the shippers to recover outstanding debt and shipper take-or-pay agreements would remain on foot and access to the port would continue to be available to Coronado. In the event of a permanent cessation of operations at W ICET, Coronado may be required to procure additional port capacity elsewhere, as well as be liable for a termination payment under Coronado's take-or-pay agreement. Further, Coronado's mining operations require a reliable supply of large quantities of fuel, explosives, tires, steel related products (including roof control materials), lubricants and electricity. The prices Coronado pays for commodities are strongly impacted by the global market. In situations where Coronado has chosen to concentrate a large portion of purchases with one supplier, it has been to take advantage of cost savings from larger volumes of purchases and to ensure security of supply. If the cost of any of these key supplies or commodities increased significantly, or if a source for these supplies or mining equipment was unavailable to meet Coronado's replacement demands, Coronado's profitability could be reduced or it could experience a delay or halt in its production. Coronado's coal production and production costs can be materially and adversely impacted by unexpected shortages or increases in the costs of consumables, spare parts, plant and equipment. For example, operation of the thermal dryer located at the CPP at Buchanan is dependent upon the delivery of natural gas and there is currently only one natural gas supplier in the area, an affiliate of CONSOL Energy. Although Coronado has entered into a gas purchase agreement with CONSOL Energy, this agreement can be terminated by CONSOL Energy on 30 days’ notice and any delay or inability to negotiate a replacement agreement would impact Coronado's costs of production as it would need to change its processing method at Buchanan. 1.15 Acquisition risk From time to time, Coronado may evaluate and acquire assets and businesses that it believes complement its existing assets and business. Acquisitions may require substantial capital or the incurrence of substantial indebtedness. Coronado's capitalisation and results of operations may change significantly as a result of future acquisitions. Acquisitions and business expansions involve numerous risks, including difficulties in the integration of the assets and operations of the acquired businesses; inefficiencies and difficulties that arise 27 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Risk Factors (cont.) 1.17 Title and leasehold risk approvals that Coronado must obtain and maintain include mine development approvals, environmental permits and, in Australia, tenure and approvals relating to native title and indigenous cultural heritage. In addition, Coronado's operations depend on its ability to obtain and maintain consents from private land owners and good relations with local communities. In Queensland, where all of the Australian Operations are carried out, exploring or mining for coal is unlawful without a tenement granted by the Queensland government. The grant and renewal of tenements are subject to a regulatory regime and each tenement is subject to certain conditions. There is no certainty that an application for the grant of a new tenement or renewal of one of the existing tenements at Curragh will be granted at all or on satisfactory terms or within expected timeframes. Further, the conditions attached to the tenements may change at the time they are renewed. There is a risk that Coronado may lose title to any of its granted tenements if Coronado is unable to comply with conditions or if the land that is subject to the title is required for public purposes. The tenements have expirations ranging from August 31, 2021 to July 31, 2044 and, where renewal is required, there is a risk that the Queensland government may change the terms and conditions of such tenement upon renewal. The requirement to obtain and maintain approvals and address potential and actual issues for former, existing and future mining projects is common to all companies in the coal sector. However, there is no assurance or guarantee that Coronado will obtain, secure, or be able to maintain any or all of the required consents, approvals and rights necessary to maintain its current production profile from its existing operations or to develop its growth projects in a manner which will result in profitable mining operations and/or achieve Coronado's long term production targets. The permitting rules, and the interpretations of these rules, are complex, change frequently and are often subject to the interpretation of the regulators that enforce them, all of which may make compliance more difficult or impractical, and may possibly preclude the continuance of ongoing operations or the development of future mining operations. Some laws, such as the Surface Mining Control and Reclamation Act of 1977 (SMCRA) in the United States, require that certain environmental standards be met before a permit is issued. The public, including non governmental organisations, anti mining groups and individuals, have certain statutory rights to comment upon and submit objections to requested permits and environmental impact statements. These comments are prepared in connection with applicable regulatory processes, and the public may otherwise engage in the permitting process, including bringing lawsuits to challenge the issuance of permits, the validity or adequacy of environmental impact statements or performance of mining activities. In states where Coronado operates, applicable laws and regulations also provide that a mining permit or modification can, under certain circumstances, be delayed, refused or revoked if Coronado or any entity that owns or controls or is under common ownership or control with Coronado has unabated permit violations or have been the subject of permit or reclamation bond revocation or suspension. Thus, past or ongoing violations of federal and state mining laws by Coronado or such entity could provide a basis to revoke existing permits and to deny the issuance of additional permits or modification or amendment of existing permits. In recent years, the permitting required for coal mining has been the subject of increasingly stringent regulatory and administrative requirements and extensive activism and litigation by environmental groups. If this trend continues, it could materially and adversely affect Coronado's mining operations, development and expansion and cost structures, the transport of coal and Coronado's customers’ ability to use coal produced by its mines, which, in turn, could have an adverse effect on Coronado's financial condition and results of operation. In the United States, title to a leased property and mineral rights is generally secured prior to permitting and developing a property. In some cases, Coronado relies on title information or representations and warranties provided by its lessors, grantors or other third parties. Coronado's right to mine some of its reserves may be adversely affected if defects in title or boundaries exist or if a lease expires. Any challenge to Coronado's title or leasehold interests could delay the exploration and development of the property and could ultimately result in the loss of some or all of its interest in the property and, accordingly, require Coronado to reduce its estimated coal reserves. In addition, if Coronado mines on property that it do not own or lease, Coronado could incur liability for such mining. In the United States, Coronado predominantly accesses its mining properties through leases with a range of private landholders. If a default under a lease for properties on which Coronado has mining operations resulted in the termination of the applicable lease, Coronado may have to suspend mining or significantly alter the sequence of such mining operations, which may adversely affect its future coal production and future revenues. To obtain leases or mining contracts to conduct the U.S. Operations on properties where defects exist or to negotiate extensions or amendments to existing leases, Coronado may in the future have to incur unanticipated costs. In addition, Coronado may not be able to successfully negotiate new leases or mining contracts for properties containing additional reserves or maintain its leasehold interests in properties where Coronado has not commenced mining operations during the term of the lease. In particular, certain of Coronado's activities require a dredge and fill permit from the U.S. Army Corps of Engineers (“USACE”) under Section 404 of the U.S. Clean W ater Act of 1972 (the “CWA”). In recent years, the Section 404 permitting process has been subject to increasingly stringent regulatory and administrative requirements and a series of court challenges, which have resulted in increased costs and delays in the permitting process. In addition, in 2015 the EPA and the USACE issued the Clean W ater Rule (the “CW R”), under the CW A that would further expand the circumstances when a Section 404 permit is needed. The CW R is the subject of extensive ongoing litigation and administrative proceedings, as a result of which the CW R has been enjoined in certain states (including W est Virginia) and reinstated in others (including Virginia and Pennsylvania), and its current and future impact on Coronado's operations are the subject of significant uncertainty. In addition, on April 21, 2020 the EPA and the USACE published the Navigable W aters Protection Rule which redefines “waters of the United States”, excluding from the definition certain wetlands and other water bodies that are covered by the definition pursuant to the CWR. States and environmental groups have filed challenges to the Navigable W aters Protection Rule in federal district courts. The process to rescind or revise the CW R, and to replace it with the Navigable W aters Protection Rule, will likely be subject to extensive litigation. Additionally, Coronado may rely on nationwide permits under the CW A Section 404 program for some of its operations. These nationwide permits are issued every five years, and the 2017 nationwide permit program was reissued in January 2017. If Coronado is unable to use the nationwide permits and require an individual permit for certain work, that could delay operations. A defect in Coronado's title or the loss of any lease or tenement upon expiration of its term, upon a default or otherwise, could adversely affect its ability to mine the associated reserves or process the coal mined by Coronado. 1.18 Reliance on key personnel The loss of key personnel and the failure to recruit sufficiently qualified staff could affect Coronado's future performance. Coronado has entered into employment contracts with a number of key personnel in Australia and the United States, including its Managing Director and Chief Executive Officer, Garold Spindler, and its President and Chief Operating Officer, James Campbell. Mr. Spindler’s and Mr. Campbell’s expertise and experience in the mining industry are important to the continued development and operation of Coronado's mining interests. However, there is no assurance that such personnel will remain with Coronado for the term of their employment contracts or beyond. In the United States, Coronado has not entered into employment contracts with any of its key personnel (other than Mr. Spindler and his direct reports), meaning that Coronado does not have the benefit of notice provisions or non compete restraints with these employees. There may be a limited number of persons with the requisite experience and skills to serve in Coronado's senior management positions. Coronado may not be able to locate or employ qualified executives on acceptable terms. In addition, as Coronado's business develops and expands, Coronado believes that its future success will depend greatly on its continued ability to attract and retain highly skilled personnel with coal industry experience in Australia and the United States. Coronado may not be able to continue to employ key personnel or attract and retain qualified personnel in the future. The loss of such key personnel or the failure to recruit sufficiently qualified employees may have a material adverse effect Coronado's business and future performance. If Coronado is unable to obtain and maintain the approvals, consents and rights required for its current and future operations, or if Coronado obtain approvals subject to conditions or limitations, the economic viability of the relevant projects may be adversely affected, which may in turn result in the value of the relevant assets being impaired, which could have an adverse effect on Coronado's financial condition and results of operations. 1.22 Drought and/or shortage of available water In Queensland, all entitlements to the use, control and flow of water are vested in the state and regulated by the W ater Act 2000 (Qld). Allocations under the W ater Act 2000 (Qld) can be managed by a water supply scheme operator, such as SunW ater Ltd. Coronado has purchased the required water allocations for Curragh and entered into a suite of related channel and pipeline infrastructure agreements and river supply agreements with SunW ater Ltd. to regulate the supply of water pursuant to these allocations. 1.19 Shortage of skilled labour Efficient coal mining using modern techniques and equipment requires skilled labourers, preferably with at least a year of experience and proficiency in multiple mining tasks. Any reduced availability or future shortage of skilled labour in the Australian and U.S. mining industries (including, but not limited to, as a result of the impact of the COVID-19 pandemic) could result in Coronado having insufficient personnel to operate its business, or expand production, particularly in the event there is an increase in the demand for its coal, which could adversely affect Coronado's financial condition and results of operations. The amount of water that is available to be taken under a water entitlement will vary from year to year and is determined by water sharing rules of the relevant catchment area. These rules will, for example, state a procedure for water supply scheme holders to calculate the water available to an allocation holder, based on available and predicted supply. In situations of severely constrained supply (such as during a drought), supply contracts with the scheme operator generally provide for a reduced apportionment, with certain uses (e.g., domestic use) being given higher priority. It is possible that during times of drought Coronado's water offtake entitlements in Australia could be reduced. If Coronado's water offtake entitlement was reduced, the operations would have to recycle more of the water collected in on site dams and former mining pits, from rainfall and dewatering activities, for use in the Curragh CPPs. This may impact Coronado's ability to maintain current production levels without incurring additional costs, which could adversely impact its operations and production. 1.20 Industrial actions Relations with Coronado's employees and, where applicable, organised labour are important to Coronado's success. Enterprise bargaining and other disputes between Coronado and its employees or disputes affecting Coronado's contractors may result in strikes or uncompetitive work practices. As of June 30, 2020, Coronado had 1,537 employees (including 363 employees in the United States currently on furlough). In addition, as of June 30, 2020, there were 1,677.5 contractors supplementing the permanent workforce, all of whom were at Curragh. As of June 30, 2020, approximately 14% of Coronado's total employees, all at the Australian Operations, were represented by organised labour unions and covered by the Enterprise Agreement. In May 2019, the Australian Fair Work Commission approved the Curragh Mine Enterprise Agreement 2019. This Enterprise Agreement has a nominal expiration date of May 26, 2022 and will remain in place until replaced or terminated by the Fair W ork Commission. The U.S. Operations employ a 100% non union labour force. Future industrial action by Coronado's employees or mining contractors’ employees or involving trade unions could disrupt operations and negatively impact mine productivity, production and profitability. 1.21 Approvals, permits and licences Coronado's performance and operations depend on, among other things, being able to obtain on a timely basis, and maintain, all necessary regulatory approvals, including any approvals arising under applicable mining laws, environmental regulations and other laws, for its current operations, expansion and growth projects. Examples of regulatory 28 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Risk Factors (cont.) 1.23 Impact on the environment or exposure to hazardous substances the Queensland State Government. Coronado is subject to extensive environmental laws and regulations, and its operations may substantially impact the environment or cause exposure to hazardous materials to its contractors, its employees or local communities. Coronado uses hazardous materials and generates hazardous or other regulated waste, which Coronado stores in its storage or disposal facilities. Coronado may become subject to statutory or common law claims (including damages claims) as a result of its use of hazardous materials and generation of hazardous waste. A number of laws, including, in Australia, the Environmental Protection Act 1994 (Qld) and in the United States, the Comprehensive Environmental Response, Compensation and Liability Act or 'Superfund', and the Resource Conservation and Recovery Act, impose liability relating to contamination by hazardous substances. Furthermore, the use of hazardous materials and generation of hazardous and other waste may subject Coronado to investigation and require the clean up of soil, surface water, groundwater and other media. In September 2019, Coronado requested the Scheme Manager to consider Curragh as an early adopter of the Scheme and to issue an initial risk category allocation. In October 2019 the Scheme Manager completed the assessment of Curragh and issued an initial risk category allocation of “low.” There can be no assurance that Coronado's risk category allocation will not change. Our financial assurance obligations may increase due to a number of factors, including but not limited to any change that increases ERC or area of disturbance; any major EA amendment; compliance with existing EA obligations; and major changes to financial soundness of the holder of the EA. 1.25 Mine closures The mining process, including blasting and processing ore bodies, can also generate environmental impacts, such as dust and noise, and requires the storage of waste materials (including in liquid form). Risk in the form of dust, noise or leakage of polluting substances from site operations or uncontrolled breaches of mine residue facilities have the potential to generate harm to Coronado's employees, its contractors and the communities and the environment. Employee or strict liability claims under common law or environmental statutes in relation to these matters may arise, for example, out of current or former activities at sites that Coronado owns, leases or operates and at properties to which hazardous substances have been sent for treatment, storage, disposal or other handling. Coronado's liability for such claims may be strict, joint and several with other miners or parties or with Coronado's contractors, such that Coronado may be held responsible for more than its share of the contamination or other damages, or even for the entire amount of damages assessed. Additionally, any violations of environmental laws by Coronado could lead to, among other things, the imposition on Coronado of substantial fines, penalties, other civil and criminal sanctions, the curtailment or cessation of operations, orders to pay compensation, orders to remedy the effects of violations and take preventative steps against possible future violations, increased compliance costs, or costs for environmental remediation, rehabilitation or rectification works. Federal and state regulatory agencies have the authority following significant health and safety incidents, such as fatalities, to order a facility to be temporarily or permanently closed. Coronado could also be required to close or discontinue operations at particular mines before the end of their mine life due to environmental, geological, geotechnical, public health, commercial, leasing or other issues. Such closure or discontinuance of operations could result in significant closure and rehabilitation expenses, employee redundancy costs, contractor demobilisation costs and other costs or loss of revenues. If and when incurred, these closure and rehabilitation costs could exceed Coronado's current estimates. If one or more of Coronado's mines are closed earlier than anticipated, Coronado would be required to fund the reclamation and closure costs on an expedited basis and potentially lose revenues and, for some of its operations, pay for take or pay arrangements that Coronado no longer uses, which would have an adverse impact on its operating and financial performance. Many of these costs could also be incurred if a mine was unexpectedly placed on care and maintenance before the end of its planned mine life such as Coronado's mines in the U.S. Operations, which were temporarily idled, from March 30, 2020 to June 1, 2020 in the case of the Buchanan and Logan mines, and from March 30, 2020 for the remainder of 2020 until met coal prices recover, subject to regular assessment in line with market demand, in the case of the Greenbrier mine, each as a result of the current COVID-19 pandemic. Coronado maintains extensive metallurgical coal refuse areas and slurry impoundments at its mining properties. At Curragh, Coronado's slurry impoundments are below surrounding topography and there is minimal possibility of failure. At the U.S. Operations, refuse areas and impoundments are frequently inspected and subject to extensive governmental regulation. Slurry impoundments have been known to fail, releasing large volumes of coal slurry into the surrounding environment. Structural failure of an impoundment can result in extensive damage to the environment and natural resources, such as bodies of water that the coal slurry reaches, as well as create liability for related personal injuries, property damages and injuries to natural resources and plant and wildlife. Of the six refuse areas among Coronado's U.S. mining properties, only three impound slurry; the other facilities are combined refuse and do not impound slurry. Four of Coronado's impoundments in the U.S. overlie mined out areas, which can pose a heightened risk of failure and the assessment of damages arising out of such failure. If one of Coronado's impoundments were to fail, Coronado could be subject to substantial claims for the resulting environmental contamination and associated liability, as well as for related fines and penalties. 1.26 Assumptions underlying the provision for reclamation and mine closure obligations The Environmental Protection Act 1994 (Qld) and the U.S. Surface Mining Control and Reclamation Act establish operational, reclamation and closure standards for significant aspects of surface mining as well as deep mining. Coronado accrues for the costs of current mine disturbance and final mine closure, including the cost of treating mine water discharge where necessary. Estimates of Coronado's total reclamation and mine closing liabilities totalled US$136.1 million as of June 30, 2020, based upon permit requirements and the historical experience at its operations, and depend on a number of variables involving assumptions and estimation and therefore may be subject to change, including the estimated future asset retirement costs and the timing of such costs, estimated proven reserves, assumptions involving third party contractors, inflation rates and discount rates. If these accruals are insufficient or Coronado's liability in a future year is greater than currently anticipated, Coronado's future operating results and financial position could be adversely affected. 1.24 Financial assurances for obligations Australian laws and U.S. federal and state laws require Coronado to provide financial assurances related to requirements to reclaim lands used for mining, to pay federal and state workers’ compensation, to provide financial assurances for coal lease obligations and to satisfy other miscellaneous obligations. The primary methods Coronado uses to meet those obligations in the United States are to provide a third party surety bond or provide a letter of credit. As of June 30, 2020, Coronado provided approximately US$40.0 million of third party surety bonds in connection with the U.S. Operations. There are no cash collateral requirements to support any of the outstanding bonds. 1.27 Increased regulation of coal combustion and coal mining in many jurisdictions Global concerns about climate change continues to attract considerable attention, particularly in relation to the coal industry. Emissions from coal consumption, both directly and indirectly, and emissions from coal mining itself are subject to pending and proposed regulation as part of initiatives to address global climate change. A number of countries, including Australia and the United States, have already introduced, or are contemplating the introduction of, regulatory responses to greenhouse gasses (GHGs), including the extraction and combustion of fossil fuels, to address the impacts of climate change. Coronado's financial assurance obligations may increase due to a number of factors, including the size of its mining footprint and new government regulations, and Coronado may experience difficulty procuring or renewing its surety bonds. In addition, Coronado's surety bond issuers may demand higher fees or additional collateral, including letters of credit or other terms less favourable to Coronado upon those renewals. Because Coronado is required by federal and state law to have these surety bonds or other acceptable security in place before mining can commence or continue, any failure to maintain surety bonds, letters of credit or other guarantees or security arrangements would adversely affect Coronado's ability to mine coal. That failure could result from a variety of factors, including lack of availability of surety bond or letters of credit, higher expense or unfavourable market terms, the exercise by third party surety bond issuers of their right to refuse to renew the surety and the requirement to provide collateral for future third party surety bond issuers under the terms of financing arrangements. If Coronado fails to maintain adequate bonding, its mining permits could be invalidated, which would prevent mining operations from continuing, and future operating results could be materially adversely affected. There are three primary sources of GHGs associated with the coal industry. First, the end use of Coronado's coal by its customers in coal-fired electricity generation, coke plants, and steelmaking. Second, combustion of fuel by equipment used in coal production and to transport Coronado's coal to customers. Third, coal mining itself can release methane, which is considered to be a more potent GHG than carbon dioxide, directly into the atmosphere. These emissions from coal consumption, transportation and production are subject to pending and proposed regulation, in the jurisdictions in which Coronado operates as part of initiatives to address global climate change. As a result, numerous proposals have been made and are likely to continue to be made at the international, national, regional and state levels of government to monitor and limit emissions of GHGs. In addition, the growth of alternative energy options, such as renewables and disruptive power generation technologies, changes in community or government attitudes to climate change, efforts to promote divestment of fossil fuel equities and pressure from lenders to limit funding to fossil fuel companies could result in further development of alternative energy industries and broader mainstream acceptance of alternative energy options which could result in a material reduction in the demand for coal. It could also result in reduced access to capital to fund Coronado's activities as lenders and investors divert capital to low emission sectors of the economy. In Australia, the Mineral and Energy Resources (Financial Provisioning) Act 2018 (Qld) (Financial Provisioning Act) amends the financial assurance provisions of the Environmental Protection Act 1994 (Qld), and impacts the way that the Australian Operations must provision for and manage associated costs of providing financial assurances related to mine rehabilitation obligations. The Financial Provisioning Act: The absence of regulatory certainty, global policy inconsistencies and direct regulatory impacts (such as carbon taxes or other charges) each have the potential to adversely affect Coronado's operations – either directly or indirectly, through suppliers and customers. Collectively, these initiatives and developments could result in higher electricity costs to Coronado or its customers or lower the demand for coal used in electricity generation, which could in turn adversely impact Coronado's business. • amends the financial assurance arrangements for resource activities under the Environmental Protection Act 1994 (Qld) with a new financial provisioning scheme, and changes how the estimated rehabilitation cost (ERC) for an environmental authority (EA) is calculated; and At present, Coronado is principally focused on metallurgical coal production, which is not used in connection with the production of coal fired electricity generation. The market for Coronado's coal may be adversely impacted if comprehensive legislation or regulations focusing on GHG emission reductions are adopted, particularly if they directly or indirectly impact the metallurgical coal industry, or if Coronado's ability to obtain capital for operations is materially reduced. • amends the Environmental Protection Act 1994 (Qld) to introduce new requirements for the progressive rehabilitation and closure of mined land. Since April 1, 2019, any financial assurance currently held for environmental approvals already held in Australia are treated as surety under the new Financial Provisioning Act. There will be a transition period of three years that commenced in early 2019 during which all miners in Queensland were assessed and received an initial risk allocation decision based on a formulaic calculation of their ERC. Coronado's ERC is the cost estimated by the government department of rehabilitating the land on which Coronado's operations are carried out. This allocation will put Coronado's resource activity at Curragh into a risk category under the Financial Provisioning Act based on the regulator’s assessment of both the amount of Coronado's ERC and its financial capacity to carry out and discharge the rehabilitation liability and obligation at the time its mining operations cease. This risk assessment is reviewed annually, and assessment fees are payable each time there is an allocation decision for Coronado's operations in Queensland. The new financial provisioning scheme is managed by the Scheme Manager and financial assurance is provided by paying a contribution to the Scheme and/or the giving of surety to the Scheme Manager. Coronado's contribution is calculated as the prescribed percentage (dependent on risk allocation decision) of Curragh’s ERC. The prescribed percentages for each category are: (1) Very low: 0.5%; (2) Low: 1.0%; and (3) Moderate: 2.75%. In the event Curragh’s ERC is allocated a high risk allocation, Coronado is required to negotiate the percentage of surety to be provided with the Scheme Manager. The Scheme Manager is a statutory officer and manages the Scheme contributions and the sureties on behalf of Coronado and its customers may also have to invest in carbon capture, utilisation and storage (CCUS) technologies in order to burn thermal coal and comply with future GHG emission standards. The potential direct and indirect financial impact on Coronado of future laws, regulations, policies and technology developments may depend upon the degree to which any such laws, regulations and developments force reduced reliance on coal as a fuel source. Such developments could result in adverse impacts on Coronado's financial condition or results of operations. 29 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Risk Factors (cont.) 1.28 Decreases in demand for coal fired electricity and changes in thermal coal consumption patterns adverse effect on Coronado's reputation, financial condition and results of operations. In addition to metallurgical coal, the Australian Operations and U.S. Operations produce some thermal coal. Sales of thermal coal represented approximately 30% of tons sold by the Australian Operations and approximately 7% of Coronado's revenues. The majority of the thermal coal produced by the Australian Operations is sold on a long term supply arrangement to Stanwell. Sales of thermal coal by the Australian Operations to domestic and export buyers are exposed to fluctuations in the global demand for thermal coal or electricity. However, coal sold to Stanwell is not directly exposed to fluctuations in the global demand for electricity or thermal coal. Under the Stanwell supply contract, Stanwell can set volumes and pricing is set at significantly below market rates. Coronado's cost of supplying coal to Stanwell was greater than the price paid by Stanwell for the period from Coronado's acquisition of Curragh to December 31, 2018, for the year ended December 31, 2019 and for the half year period ended June 30, 2020, respectively. 1.31 Taxation on the coal industry Federal, state or local governmental authorities in nearly all countries across the global coal mining industry impose various forms of taxation on coal producers, including production taxes, sales related taxes, royalties, stamp duty, environmental taxes and income taxes. Included within acquisition related accruals in Coronado’s Form 10-Q filed with the SEC on August 10, 2020, is an amount outstanding for stamp duty payable on the Curragh acquisition of US$29.5 million (A$43.0 million). This amount was outstanding as at June 30, 2020 and December 31, 2019 pending assessment by the Office of State Revenue in Queensland, Australia. There is no assurance that the amount of stamp duty payable may not be assessed to be higher. For the half year ended June 30, 2020, Coronado's production of thermal coal by the U.S. Operations represented approximately 20% of tons sold by the U.S. Operations and 0.9% of total U.S. coal revenues. As such, any changes in coal consumption by electric power generators in the United States could impact Coronado's business over the long term. According to the United States Department of Energy’s Energy Information Administration (the EIA), the domestic electric power sector is the largest consumer of coal and accounted for 73% of total U.S. coal consumption in 2018, down from 90% in 2015. If new legislation or regulations, related to various forms of coal taxation or income or other duties and taxes generally, or which increase Coronado's costs or limit its ability to compete in the areas in which it sells coal, or which adversely affect its key customers, are adopted or if the basis upon which such duties or taxes are assessed or levied, changes or is different from that provided for by Coronado, Coronado's business, financial condition or results of operations could be adversely affected. While power generation from thermal coal remains a cost effective form of energy, the increasing focus on renewable energy generation, competition from alternative fuel sources, such as natural gas, environmental regulations and the consequential decline in electricity generation from fossil fuels, is expected to result in the further decline of coal fired electricity generation due to retirement of coal fired capacity in favour of alternative energy. The low price of natural gas in recent years has resulted in some U.S. electric generators increasing natural gas consumption while decreasing coal consumption. Electricity generation from coal is now second to natural gas. In 2019, natural gas provided 39% of total electricity generation while coal provided 24% of total electricity generated in the United States, a decline of 15% from 2013, when coal fired electricity generation represented 39% of total electricity generation. 1.32 Impairment risk Coronado's balance sheet includes a number of assets that are subject to impairment risk, particularly long lived assets, including property, plant and equipment, mining tenements, exploration and evaluation assets and intangible assets (including goodwill). The values of these assets are generally derived from the fundamental valuation of the underlying mining operations and, as such, are subject to many of the same risks to which Coronado's operations are exposed, including decreases in coal prices, foreign currency exchange risks, operational and geological risks, changes in coal production and changes in estimates of proven and probable coal reserves. Adverse changes in these and other risk factors could lead to a reduction in the valuation of certain of Coronado's assets and result in an impairment charge being recognised. Further reductions in the demand for coal fired electricity generation and the growth of alternative energy options, such as renewables, and alternate power generation technologies, as well as any reduction in demand for electricity generally as a result of the economic impact of the current COVID-19 pandemic could materially reduce the demand for thermal coal, which may have a material adverse effect on Coronado's financial condition and results of operations. As a result of the COVID-19 pandemic and resulting market conditions, Coronado recognised a non-cash impairment charge of US$63 million in relation to the Greenbrier mining asset in Coronado's financial results for the half year ended June 30, 2020. 1.29 Changes in and compliance with government policy, regulation or legislation The coal mining industry is subject to regulation by federal, state and local authorities in each relevant jurisdiction with respect to a range of industry specific and general matters. Any future legislation and regulatory change imposing more constraints or more stringent requirements may affect the coal mining industry and may adversely affect Coronado's financial condition and results of operations. Examples of such changes are future laws or regulations that may limit the emission of GHGs or the use of thermal coal in power generation, more stringent workplace health and safety laws, more rigorous environmental laws, and changes to existing taxation and royalty legislation. 1.33 Internal control over financial reporting Coronado's management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. During the course of the preparation of Coronado's financial statements, Coronado evaluates and corrects any deficiencies in its internal controls over financial reporting. If Coronado fails to maintain an effective system of disclosure or internal controls over financial reporting, Coronado may not be able to report accurately or timely on its financial results or adequately identify and reduce fraud. Therefore, the financial condition of Coronado's business could be adversely affected, which may cause a negative effect on the trading price of its securities and Coronado could be exposed to litigation or regulatory proceedings, which may be costly or divert management attention. Compliance with applicable federal, state and local laws and regulations may become more costly and time consuming and may delay commencement or interrupt continuation of exploration or production at Coronado's operations. Coronado has incurred, and may in the future incur, significant expenditures to comply with such regulation and legislation. These laws are constantly evolving and may become increasingly stringent. The ultimate impact of complying with existing laws and regulations is not always clearly known or determinable due in part to the fact that certain implementation of the regulations for these laws have not yet been promulgated and in certain instances are undergoing revision. These laws and regulations, particularly new legislative or administrative proposals (or judicial interpretations of existing laws and regulations), could result in substantially increased capital, operating and compliance costs and could have a material adverse effect on Coronado's operations and its customers’ ability to use Coronado's products. Due in part to the extensive and comprehensive regulatory requirements, along with changing interpretations of these requirements, violations of applicable federal, state and local laws and regulations occur from time to time in the coal industry and minor violations have occurred at the Australian Operations and U.S. Operations in the past. Coronado is not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and is therefore not required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose. Coronado will not be required to submit a report of management’s assessment regarding internal control over financial reporting or an attestation report of Coronado’s registered public accounting firm until its Annual Report on Form 10-K for the year ending December 31, 2020 due to a transition period established by the rules of the SEC for newly registered companies. 1.34 Insurance risk Moreover, changes in the law may impose additional standards and a heightened degree of responsibility for Coronado and its stockholders, directors and employees; may require unprecedented compliance efforts; could divert Coronado's management’s attention; and may require significant expenditures. For example, Coronado may also be subject to unforeseen environmental liabilities resulting from coal related activities, which may be costly to remedy or adversely impact its operations. In particular, the acceptable level of pollution and the potential abandonment costs and obligations for which Coronado may become liable as a result of its activities may be difficult to assess under the current legal framework. To the extent that required expenditures, as with all costs, are not ultimately reflected in the prices of coal, Coronado's operating results will be detrimentally impacted. The costs and operating restrictions necessary for compliance with safety and environmental laws and regulations, which is a major cost consideration for the Australian Operations and U.S. Operations, may have an adverse effect on Coronado's competitive position relative to foreign producers and operators in other countries which may not be required to incur equivalent costs in their operations. Coronado is also affected by various other international, federal, state, local and tribal or indigenous environmental laws and regulations that impact its customers. To the extent that such environmental laws and regulations reduce customer demand for or increase the price of coal, Coronado will be detrimentally impacted. Coronado has insurance coverage for certain operating risks that provide limited coverage for some potential liabilities associated with its business. As a result of market conditions, premiums and deductibles for certain insurance policies can increase substantially, and in some instances, certain insurance may become unavailable or available only for reduced amounts of coverage. As a result, Coronado may not be able to renew its existing insurance policies or procure other desirable insurance on commercially reasonable terms, if at all. In addition, Coronado may become subject to liability (including in relation to pollution, occupational illnesses or fatalities or other hazards), or suffer loss resulting from business interruption, for which Coronado is not insured (or are not sufficiently insured) or cannot insure, including liabilities in respect of past activities. Should Coronado suffer a major uninsured loss, future financial performance could be materially adversely affected. In addition, insurance may not continue to be available at economically acceptable premiums or coverage may be reduced. As a result, the insurance coverage may not cover the full scope and extent of claims against Coronado or losses it may incur. The occurrence of a significant adverse event not fully or partially covered by insurance could have a material adverse effect on Coronado's financial condition and results of operations. 1.30 Compliance with applicable anti corruption and trade laws, regulations and policies Any fraud, bribery, misrepresentation, money laundering, violations of applicable trade sanctions, anti competitive behaviour or other misconduct by Coronado's employees, contractors, customers, service providers, business partners and other third parties could result in violations of relevant laws and regulations by Coronado and subject Coronado or relevant individuals to corresponding regulatory sanctions or other claims, and also result in an event of default under Coronado's Syndicated Facility Agreement. These unlawful activities and other misconduct may have occurred in the past and may occur in the future and may result in civil and criminal liability under increasingly stringent laws relating to fraud, bribery, sanctions, competition and misconduct or cause serious reputational or financial harm to Coronado. In addition, failure to comply with environmental, health or safety laws and regulations, privacy laws and regulations, U.S. trade sanctions, the U.S. Foreign Corrupt Practices Act and other applicable laws or regulations could result in litigation, the assessment of damages, the imposition of penalties, suspension of production or distribution, costly changes to equipment or processes due to required corrective action, or a cessation or interruption of operations. Coronado has policies and procedures to identify, manage and mitigate legal risks and address regulatory requirements and other compliance obligations. However, there can be no assurance that such policies, procedures and established internal controls will adequately protect Coronado against fraudulent or corrupt activity and such activity could have an 30 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Risk Factors (cont.) 1.35 Cybersecurity attacks, natural disasters, terrorist attacks and other similar crises or disruptions below the cost to Curragh of mining and processing the coal, Curragh pays certain rebates to Stanwell on metallurgical coal exported from certain parts of Curragh, which represents the deferred purchase cost of the right to mine some areas at Curragh. Coronado's cost of supplying coal to Stanwell was greater than the price paid by Stanwell for the period from Coronado's acquisition of Curragh to December 31, 2018, for the year ended December 31, 2019 and for the half year period ended June 30, 2020, respectively. Coronado's business may be impacted by disruptions such as cybersecurity attacks or failures, threats to physical security, and extreme weather conditions or other natural disasters. Strategic targets, such as energy related assets, may be at greater risk of future terrorist or cybersecurity attacks than other targets in Australia and the United States. These disruptions or any significant increases in energy prices that follow could result in government imposed price controls. Coronado's insurance may not protect it against such occurrences. It is possible that any of these occurrences, or a combination of them, could have a material adverse effect on Coronado's business, financial condition and results of operations. In addition, any disruption in, or failure of, Coronado's information technology systems could adversely affect its business operations and financial performance. Coronado relies on the accuracy, capacity and security of its information technology (IT), systems for the operations of many of its business processes and to comply with regulatory, legal and tax requirements. W hile Coronado maintains some of its critical IT systems, it is also dependent on third parties to provide important IT services relating to, among other things, human resources, electronic communications and certain finance functions. Despite the security measures that Coronado has implemented, including those related to cybersecurity, Coronado's systems could be breached or damaged by computer viruses, natural or man made incidents or disasters or unauthorised physical or electronic access. Though Coronado has controls in place, it cannot provide assurance that a cyber attack will not occur. On August 14, 2018, Curragh entered into the Curragh Mine New Coal Supply Deed (Supply Deed) with Stanwell. The Supply Deed granted Curragh the right to mine the coal reserves in the SRA. In exchange for these rights Curragh agreed to certain amendments to the CSA and to enter into the New Coal Supply Agreement (NCSA), which will commence on or around the expiration of the CSA (currently expected to expire in 2027). On July 12, 2019, Curragh entered into the NCSA with Stanwell. Curragh agreed that the total value of the discount received by Stanwell on coal supplied to it under the NCSA should (by the expiry date of the NCSA) be equal to the net present value of A$210 million as at the date of the Supply Deed. No export rebates are payable during the term of the NCSA. The amortised cost of the deferred consideration was US$174.6 million as of December 31, 2019 and US$181.4 million as of June 30, 2020. 1.41 Intellectual property risk Although Coronado has filed a trademark application for use of the stylised mark “CORONADO STEEL STARTS HERE” in Australia and the United States, Coronado's applications are still pending and the corresponding mark has not been registered in Australia or the United States. Coronado has not filed for this or other trademarks in any other country. During trademark registration proceedings, Coronado may receive rejections. If so, Coronado will have an opportunity to respond, but it may be unable to overcome such rejections. In addition, Intellectual Property Australia and comparable agencies in many foreign jurisdictions may permit third parties to oppose pending trademark applications and to seek to cancel registered trademarks. If opposition or cancellation proceedings are filed against Coronado's trademark application, its trademark may not survive such proceedings, and/or Coronado may be required to expend significant additional resources in an effort to defend ourselves in the proceedings or identify a suitable substitute mark for future use. Furthermore, Coronado may have little or no oversight with respect to security measures employed by third party service providers, which may ultimately prove to be ineffective at countering threats. Failures of Coronado's IT systems, whether caused maliciously or inadvertently, may result in the disruption of its business processes, the unauthorised release of sensitive, confidential or otherwise protected information or the corruption of data, or lead to litigation, claims, fines and penalties, all of which could adversely affect Coronado's reputation, business operations and financial performance. Coronado may be required to incur significant costs to protect against and remediate the damage caused by such disruptions or system failures in the future. 1.42 Indebtedness 1.36 Mining in the CAPP As of June 30, 2020, Coronado had US$441.0 million of indebtedness outstanding, consisting of borrowings outstanding under ITS Syndicated Facility Agreement. The degree to which Coronado is leveraged in the future could have consequences, including, but not limited to: Mining in the CAPP is more complex and involves constraints than mining in other areas of the U.S., which could affect Coronado's mining operations and cost structures in these areas. The geological characteristics of coal reserves in the CAPP, such as depth of overburden and coal seam thickness, make them complex and costly to mine. As mines become depleted, replacement reserves may not be available or, if available, may not be able to be mined at costs comparable to those of the depleting mines. In addition, compared to mines in the other areas of the U.S., permitting, licensing and other environmental and regulatory requirements are more costly and time consuming to satisfy. These factors could materially adversely affect the mining operations and cost structures of, and Coronado's customers’ ability to use coal produced by, Coronado's mining properties in the CAPP. • making it more difficult for Coronado to pay interest and satisfy its debt obligations; • • making any refinancing more difficult if the capital and lending markets are constrained; increasing Coronado's vulnerability to general adverse economic and industry conditions, such as during the current COVID-19 pandemic; 1.37 Restricted access to international markets in the future • requiring the dedication of a substantial portion of Coronado's cash flow from operations to the payment of principal and interest on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, business development or other general corporate requirements; Access to international markets may be subject to ongoing interruptions and trade barriers due to policies and tariffs of individual countries, and the actions of certain interest groups to restrict the import or export of certain commodities. For example, the imposition of tariffs by China on U.S. coal imports into the country was having a negative impact on the profitability of the Buchanan mine. Coronado may or may not be able to access alternate markets for its coal should additional interruptions and trade barriers occur in the future. An inability for metallurgical coal suppliers to access international markets, including China, would likely result in an oversupply of metallurgical coal and may result in a decrease in prices and or the curtailment of production. • limiting Coronado's ability to obtain additional financing to fund future working capital, capital expenditures, business development or other general corporate requirements; • • making it more difficult to obtain surety bonds, letters of credit, bank guarantees or other financing, particularly during periods in which credit markets are weak; limiting Coronado's flexibility in planning for, or reacting to, changes in its business and in the coal industry; 1.38 Foreign exchange risks Loss sustained from adverse movements in currency exchange rates can impact Coronado's financial performance and financial position and the level of additional funding required to support its businesses. Coronado's financial results are reported in US$ and certain parts of its liabilities, earnings and cash flows are influenced by movements in exchange rates, especially movements in A$ to US$ exchange rate. For example, costs relating to the Australian Operations are generally denominated in A$. In addition, foreign currency exposures arise in relation to coal supply contracts, procurement of plant and equipment and debt, which may be priced in A$ or other foreign currencies other than US$. • causing a decline in Coronado's credit ratings; and • placing Coronado at a competitive disadvantage compared to less leveraged competitors. In addition, the Syndicated Facility Agreement has certain restrictive covenants that can limit Coronado's ability to engage in activities that may be in its long-term best interests. Failure by Coronado to comply with these covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on Coronado and result in amounts outstanding thereunder to be immediately due and payable. The impact of currency exchange rate movements will vary depending on factors such as the nature, magnitude and duration of the movements, the extent to which currency risk is hedged under forward exchange contracts or other hedging instruments and the terms of these contracts. Coronado entered into forward exchange contracts to hedge a portion of its foreign currency exposure of the Australian Operations. The unhedged portion of Coronado's non US$ exposures against exchange rate fluctuations will be at the risk of any adverse movement in exchange rates, which may affect Coronado's operating results, cash flows and financial condition. Coronado is rated by external credit rating agencies and any downgrade in its credit ratings or adverse change in credit rating outlook assigned by a credit rating agency could result in, among other matters, an increase in the cost of, or a limit on its access to, various forms of financing or credit used in operating its business and the requirement by suppliers for Coronado to provide financial assurance by way of letters of credit. In July 2020, Moody’s downgraded Coronado's corporate rating to “B1” from “Ba3”, and changed the outlook on its rating to negative, and S&P downgraded its credit rating to “B” from “B+”, and placed its ratings on a negative watch. No assurances can be given that the ratings assigned to Coronado will not be further lowered or withdrawn entirely by the relevant rating agency if in its judgment circumstances in the future so warrant. Circumstances that may result in a downgrade of Coronado's credit ratings include if the relevant rating agency anticipates that persistently weak market conditions will continue to strain Coronado's liquidity position, an extended period of low metallurgical coal prices, an inability to maintain Coronado's available liquidity through cash flows from operations, asset sales or further debt issuances, failure to obtain a further waiver of compliance if needed with respect to Coronado's financial covenants under its Syndicated Facility Agreement and/or engaging in aggressive shareholder distributions or investments, thereby reducing its available liquidity. If Coronado's cash flows and capital resources are insufficient to fund its debt service obligations, Coronado may be forced to sell assets, reduce capital expenditure or raise new equity to reduce its indebtedness. These alternative measures may not be successful and may not permit Coronado to meet its scheduled debt service obligations. In the absence of sufficient operating results and resources, Coronado could face substantial liquidity problems and might be required to sell material assets or operations in an attempt to meet its debt service and other obligations. Coronado may not be able to complete those sales or obtain all of the proceeds that it could realise from them, and these proceeds may not be adequate to meet any debt service obligations then due. In addition, the terms of Coronado's Syndicated Facility Agreement restrict it from selling Curragh and Buchanan without the consent of the lenders and further provides that if Coronado cannot meet its debt service obligations, the lenders could foreclose against the assets securing their borrowings and Coronado could be forced into bankruptcy or liquidation. 1.39 Disputes or litigation Coronado's profitability or cash flow in a particular period could be affected by an adverse ruling in any litigation that may be filed against Coronado in the future. In addition, such litigation could have a material adverse effect on Coronado's business, financial condition and results of operations. Coronado Curragh Pty Ltd is a co-appellant to proceedings in the Queensland Supreme Court brought by Aurizon. These proceedings relate to the co-defendants’ use of the W ICET, rail links, in particular, whether the “First Milestone Target Date”, which triggers certain “W IRP Fee” payments under the W iggins Island Rail Project Deed (the W IRP Deed) have been achieved. Ultimately Aurizon was successful in that trial and a determination was made that a W IRP Fee premium is payable by the defendants under the W IRP Deed. The defendants appealed in the Queensland Court of Appeal. Judgement has been reserved and is not expected to be delivered before August 2020. Resolution of this dispute would also result in the Company’s below rail access to W ICET (of 1.5 MMtpa) becoming a firm contractual capacity entitlement (and the subject of a 20 year take-or-pay access agreement) instead of an ad hoc entitlement only. The Company’s unaudited Condensed Consolidated Balance Sheet includes an estimated loss contingency associated with these proceedings of approximately $5.3 million as at June 30, 2020. Should the defendant’s appeal process be unsuccessful, the amount of the W IRP Fee may materially differ from Coronado's current estimation. 1.40 Risks related to the Supply Deed with Stanwell Curragh has a Coal Supply Agreement (CSA), as amended from time to time, with Stanwell to supply thermal coal to the Stanwell Power Station. The CSA restricted Curragh from mining the SRA which was reserved for the benefit of Stanwell and could not be mined without Stanwell’s consent. Under the CSA, in addition to supplying thermal coal at a price 31 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Risk Factors (cont.) 1.43 Financial covenants under debt agreements and debt obligations U.S. Operations, which, in turn, could lead to a decline in its production and could adversely affect Coronado's business, financial condition and results of operations. Coronado is subject to various financial covenants under the terms of the agreement governing its Syndicated Facility Agreement and may be subject to financial covenants in future agreements. These covenants may, for example, require the maintenance of certain threshold ratios including gearing or leverage ratio. Factors such as adverse movements in interest rates and coal prices, market disruptions, deterioration of Coronado's financial performance or changes in accounting standards could lead to a breach in financial covenants. If there is such a breach, the relevant lenders may accelerate the repayment of any outstanding debt to them or Coronado may be prevented from drawing on the borrowing facilities until breaches are remedied. Some covenant breaches may not result in an immediate default but may restrict Coronado's ability to make distributions or otherwise limit expenditures. 1.46 Interest rate risk Coronado is exposed to interest rate risk in relation to variable rate bank balances and variable rate borrowings. Coronado's interest rate risk primarily arises from fluctuations in LIBOR, and the Australian Bank Bill Swap Yield (BBSY), in relation to US$ and A$ denominated borrowings, respectively. Coronado's lending rates may increase in the future as a result of factors beyond its control and may result in an adverse effect on its financial condition and results of operations. In addition, national and international regulators and law enforcement agencies have conducted investigations into a number of rates or indices, which are deemed to be “reference rates.” Actions by such regulators and law enforcement agencies may result in changes to the manner in which certain reference rates are determined, their discontinuance, or the establishment of alternative reference rates. In particular, on July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority, which regulates LIBOR, announced that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. As such, it appears highly likely that LIBOR will be discontinued or modified by the end of 2021. At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR or any other reference rate, or the establishment of alternative reference rates, may have on LIBOR or other benchmarks, including LIBOR-based borrowings under Coronado's variable-rate bank balances and variable-rate borrowings. Furthermore, the use of alternative reference rates or other reforms could cause the market value of, the applicable interest rate on and the amount of interest paid on Coronado's benchmark-based borrowings to be materially different than expected and could materially adversely impact its ability to refinance such borrowings or raise future indebtedness on a cost effective basis. In May 2020, Coronado's lenders in the Syndicated Facility Agreement agreed to waive compliance with the facility’s financial covenants from May 25, 2020 to February 28, 2021. Coronado has now secured an extension of the waiver in respect of financial covenant compliance until September 30, 2021 and a waiver of any event of default arising in connection with a material adverse effect on (i) the financial condition of the Coronado group or (ii) the ability of the obligors (taken as a whole) to perform their obligations under the finance documents, which may have occurred or be continuing as at August 12, 2020 as a result of COVID-19 related events. During the extended waiver period, Coronado is required to comply with additional reporting requirements and restrictions, including in relation to new indebtedness and asset sales. A further condition is a permanent reduction of US$75million to the facility limit to occur in three steps of US$25 million in February, May and August 2021. The sale of Curragh housing assets and the sale and lease back of heavy mining equipment have been pre-approved on the condition that net proceeds of certain permitted disposals are required to be applied towards repayment of the existing facilities and 40% of such net proceeds will contribute towards the facility limit reduction obligation. During the waiver period, payment of dividends is also subject to additional conditions including demonstrating compliance with the financial covenants in the Syndicated Facility Agreement (both historical and on a 6 month forecast basis) as if there had not been a financial covenant waiver, and no review event continuing or resulting from the payment of the dividend. 1.47 Coronado Global Resources Inc. is a holding company As a holding company, Coronado’s principal source of cash flow is distributions from its subsidiaries. Therefore, Coronado's ability to fund and conduct Coronado's business, service its debt and pay dividends, if any, in the future will depend on the ability of its subsidiaries to generate sufficient cash flow to make upstream cash distributions to Coronado. Coronado's subsidiaries are separate legal entities, and although they are wholly owned and controlled by Coronado , they have no obligation to make any funds available to Coronado, whether in the form of loans, dividends, or otherwise. The ability of the subsidiaries to distribute cash to Coronado will also be subject to, among other things, restrictions that may be contained in the subsidiary agreements (as entered into from time to time), availability of sufficient funds in such subsidiaries and applicable laws and regulatory restrictions. Claims of any creditors of the subsidiaries generally will have priority as to the assets of such subsidiaries over Coronado's claims and claims of its creditors and stockholders. To the extent the ability of the subsidiaries to distribute dividends or other payments to Coronado is limited in any way, its ability to fund and conduct its business, service its debt, and pay dividends, if any, could be harmed. Further, if the available balance of certain of the facilities under the Syndicated Facility Agreement are less than US$50 million, Coronado must enter into an up to 30 day negotiation period with the lenders in relation to the terms on which the majority lenders would be prepared to continue to provide, fund or maintain the facilities, and if no agreement is reached, Coronado’s lenders may cancel whole or part of the facility and require repayment. Although Coronado was able to obtain a waiver of compliance with the financial covenants in the Syndicated Facility Agreement until September 30, 2021, there is no guarantee that any such waivers will be granted again in the future. There can also be no assurance that Coronado will be in compliance with the financial covenants after the waiver period ends on September 30, 2021 if the current market conditions persist. 1.48 Coronado's certificate of incorporation and bylaws include provisions that may discourage a change of control As at June 30, 2020, Coronado met its financial covenants and other undertakings under the Syndicated Facility Agreement and did not need to rely on the waiver from its lenders. Provisions contained in Coronado's certificate of incorporation and amended and restated bylaws, or bylaws, and Delaware law could make it more difficult for a third-party to acquire Coronado, even if doing so might be beneficial to Coronado's stockholders. Provisions of Coronado's bylaws and certificate of incorporation impose various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate actions. 1.44 Capital structure and additional debt financing It is possible that Coronado may need to raise additional debt or equity funds in the future. Coronado's Syndicated Facility Agreement and operating cash flows may not be adequate to fund Coronado's ongoing capital requirements, for any future acquisitions or projects or to refinance its debt. There is no guarantee that Coronado will be able to refinance its existing debt, or if it do, there is no guarantee that such new funding will be on terms acceptable to Coronado. Coronado has elected not to be governed by Section 203 of the General Corporation Law of the State of Delaware, or the Delaware General Corporation Law (DGCL) (or any successor provision thereto), until immediately following the time at which the EMG Group no longer beneficially owns in the aggregate shares of Coronado's common stock representing at least 10% of the voting stock, in which case Coronado shall thereafter be governed by Section 203 if and for so long as Section 203 by its terms would apply to Coronado. Section 203 provides that an interested stockholder, along with its affiliates and associates (i.e., a stockholder that has purchased greater than 15%, but less than 85%, of a company’s outstanding voting stock (with some exclusions)), may not engage in a business combination transaction with the company for a period of three years after buying more than 15% of a company’s outstanding voting stock unless certain criteria are met or certain other corporate actions are taken by the company. Global credit markets have been severely constrained in the past, such as during global financial crisis and the European sovereign debt crisis, and during the current COVID-19 pandemic, and the ability to obtain new funding or refinance in the future may be significantly reduced. If Coronado is unable to obtain sufficient funding, either due to banking and capital market conditions, generally, or due to factors specific to its business, Coronado may not have sufficient cash to meet its ongoing capital requirements, which in turn could materially and adversely affect Coronado's financial condition. Failure to obtain sufficient financing could cause delays or abandonment of business development plans and have a material adverse effect on Coronado's business, operations and financial condition. These provisions could limit the price that certain investors might be willing to pay in the future for shares of Coronado's common stock and may have the effect of delaying or preventing a change in control. 1.49 Certificate of incorporation limits the personal liability of directors for certain breaches of fiduciary duty Recently, certain financial institutions, investment managers and insurance companies globally have responded to pressure to take actions to limit or divest investments in, financing made available to, and insurance coverage provided for, the development of new coal fired power plants and coal miners that derive revenues from thermal coal sales. For example, since 2017, some financial institutions have publicly announced that they would stop funding new thermal coal projects or would otherwise reduce their overall lending to coal. These or similar policies may adversely impact the coal industry generally, Coronado's ability to access capital and financial markets in the future, its costs of capital and the future global demand for coal. Coronado's certificate of incorporation and bylaws include provisions limiting the personal liability of its directors for breaches of fiduciary duty under the DGCL. Specifically, Coronado's certificate of incorporation contains provisions limiting a director’s personal liability to Coronado and its stockholders to the fullest extent permitted by the DGCL. Furthermore, Coronado's certificate of incorporation provides that no director shall be liable to Coronado and its stockholders for monetary damages resulting from a breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL. The principal effect of this limitation on liability is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability that cannot be eliminated under the DGCL. These provisions, however, should not limit or eliminate Coronado's right or any stockholder’s right to seek non monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions do not alter a director’s liability under U.S. federal securities laws. The inclusion of these provisions in Coronado's certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Coronado and its stockholders. 1.45 Capital expenditure Maintaining and expanding mines and related infrastructure is capital intensive. Specifically, the exploration, permitting and development of metallurgical coal reserves, mining costs, the maintenance of machinery, facilities and equipment and compliance with applicable laws and regulations require ongoing capital expenditures. Any decision to increase production at Coronado's existing mines or to develop the high quality metallurgical coal recoverable reserves at its development properties in the future could also affect its capital needs or cause future capital expenditures to be higher than in the past and/or higher than its estimates. Coronado cannot assure that it will be able to maintain its production levels or generate sufficient cash flow, or that it will have access to sufficient financing to continue its production, exploration, permitting and development activities at or above Coronado's present levels or levels achieved prior to the COVID-19 pandemic and on its current or projected timelines, and Coronado may be required to defer all or a portion of its capital expenditures. To fund its capital expenditures, Coronado will be required to use cash from its operations, incur debt or raise new equity. Coronado's ability to obtain bank financing or its ability to access the capital markets for future debt or equity offerings, on the other hand, may be limited by its financial condition at the time of any such financing or offering and the covenants in its existing debt agreements, as well as by general economic conditions, contingencies and uncertainties that are beyond its control. If cash flow generated by Coronado's operations or available borrowings under its bank financing arrangements are insufficient to meet its capital requirements and it is unable to access the capital markets on acceptable terms or at all, it could be forced to curtail the expansion of its existing mines and the development of its properties or postpone the resumption of operations at the 32 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Risk Factors (cont.) 1.50 Impact of being a public company in the United States and Australia employee director solely in his or her capacity as Coronado's director), that non-employee director will have no duty to communicate or offer that opportunity to Coronado, and will be permitted to communicate or offer that opportunity to his or her affiliates and pursue or acquire such opportunity for himself or herself, and that non-executive director will not be deemed to have acted in a manner inconsistent with his or her fiduciary or other duties to Coronado or its stockholders regarding the opportunity or acted in bad faith or in a manner inconsistent with Coronado and its stockholders’ best interests. Coronado's CDIs are currently listed on the ASX and Coronado is registered as a foreign company in Australia. As such, Coronado needs to ensure continuous compliance with relevant Australian laws and regulations, including the ASX Listing Rules and certain provisions of the Corporations Act. As a U.S. public company, Coronado is subject to the reporting requirements of the Exchange Act, the Sarbanes Oxley Act, the Dodd Frank W all Street Reform and Consumer Protection Act, and other applicable securities laws, rules, and regulations. Compliance with these laws, rules, and regulations may increase Coronado's legal and financial compliance costs, make some activities more difficult, time consuming, or costly, and increase demand on its systems and resources. The Exchange Act requires, among other things, that Coronado file annual, quarterly, and current reports with respect to its business and results of operations. In the absence of a waiver from the ASX Listing Rules, these SEC periodic reports will be in addition to Coronado's periodic filings required by the ASX Listing Rules. The Sarbanes Oxley Act requires, among other things, that Coronado maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve Coronado's disclosure controls and procedures, and internal control over financial reporting to meet this standard, significant resources and management oversight will be required. As a result, management’s attention may be diverted from other business concerns and Coronado's costs and expenses will increase, which could harm its business and results of operations, all of which could be magnified during the current COVID-19 pandemic. Coronado may need to hire more employees in the future or engage outside consultants, which will increase its costs and expenses. These provisions enable a corporate opportunity that would otherwise be available to Coronado to be taken by or used for the benefit of the nonemployee directors or their respective affiliates, which include the EMG Group as a result of the rights granted to it under the Stockholder’s Agreement. 1.54 Governing law risk A state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be, to the extent permitted by law, the sole and exclusive forum for substantially all state law based disputes between Coronado and securityholders. Coronado's bylaws provide that, unless Coronado consents in writing to the selection of an alternative forum, a state or federal court within the State of Delaware will be the sole and exclusive forum for: • any derivative action or proceeding brought on Coronado's behalf; In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Coronado intends to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from sales generating activities to compliance activities. If Coronado's efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal, administrative or other proceedings against Coronado and its business may be harmed. • any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee or agent of Coronado to Coronado or Coronado’s stockholders or debtholders; • any action or proceeding asserting a claim against Coronado or any director or officer or other employee or agent of Coronado arising pursuant to any provision of the DGCL or Coronado's certificate of incorporation or bylaws; or any action asserting a claim against Coronado or any director or officer or other employee of Coronado governed by the internal affairs doctrine or other “internal corporate claims” as defined in Section 115 of the DGCL. • 1.51 Substantial stockholder risk The choice of forum provision may limit a stockholder’s ability to bring a claim against Coronado or Coronado's directors, officers, employees or agents in a forum that it finds favourable, which may discourage stockholders from bringing such claims at all. Alternatively, if a court were to find the choice of forum provision contained in Coronado's bylaws to be inapplicable or unenforceable in an action, Coronado may incur additional costs associated with resolving such action in another forum, which could materially adversely affect Coronado's business, financial condition and results of operations. However, the choice of forum provision does not apply to any actions arising under the Securities Act or the Exchange Act. Coronado Group LLC and the EMG Group have significant influence over Coronado, including control over decisions that require the approval of stockholders. As of June 30, 2020, the EMG Group indirectly held 80% of Coronado's outstanding shares of common stock. Therefore, the EMG Group has effective control over the outcome of votes on all matters requiring approval by stockholders. There is a risk that the interests of the EMG Group could conflict with or differ from Coronado's interests. In addition, pursuant to the terms of the Stockholder’s Agreement that Coronado and Coronado Group LLC have entered into, so long as it beneficially owns in the aggregate at least 25% of the outstanding shares of Coronado's common stock, the EMG Group will have the ability to exercise substantial control over certain of Coronado's transactions, including change of control transactions, such as mergers and capital and debt raising transactions. Further, pursuant to the terms of the Series A Share, Coronado Group and the EMG Group or its successors or permitted assigns, as the beneficial owner of the Series A Share, at its option, will have the ability to elect a specified number of directors, or the Series A Directors, based on the EMG Group’s aggregate level of beneficial ownership of shares of Coronado's common stock. In addition, the EMG Group is in the business of making investments in companies and may, from time to time, acquire interests in businesses that directly or indirectly compete with Coronado, as well as businesses of its existing or potential significant customers. The EMG Group may acquire or seek to acquire assets that Coronado seeks to acquire and, as a result, those acquisition opportunities may not be available to Coronado or may be more expensive for it to pursue, and as a result, the interests of the EMG Group may not align with the interests of Coronado's stockholders. 1.52 The EMG Group has the right, subject to certain conditions, to require Coronado to register the sale of its shares of Coronado's common stock (including in the form of CDIs) under the Securities Act, or to otherwise cause Coronado to cooperate in a sell-down Pursuant to the Registration Rights and Sell-Down Agreement, dated as of September 24, 2018, between Coronado and Coronado Group LLC, or the Registration Rights and Sell-Down Agreement, Coronado Group LLC (or its successors or permitted assigns or transferees) has the right, subject to certain conditions, to require Coronado to register the sale of its shares of Coronado's common stock or CDIs under the Securities Act or to cause Coronado to cooperate in the sell-down of its shares of Coronado's common stock or CDIs. By virtue of its majority ownership, exercising its registration rights and selling a large number of shares or CDIs, Coronado Group LLC could cause undue volatility in the prevailing market price of Coronado's common stock. 1.53 Non-employee directors and their respective affiliates, including the EMG Group, may be able to take advantage of a corporate opportunity that would otherwise be available to Coronado The corporate opportunity and related party transactions provisions in Coronado's amended and restated certificate of incorporation, or certificate of incorporation, could enable any of its non-employee directors or their respective affiliates, including the EMG Group, to benefit from corporate opportunities that might otherwise be available to Coronado. Subject to the limitations of applicable law, Coronado's certificate of incorporation, among other things, will: • permit Coronado to enter into transactions with entities in which one or more non-employee directors are financially or otherwise interested; • permit any non-employee director or his or her affiliates to conduct a business that competes with Coronado and to make investments in any kind of property in which Coronado may make investments; and • provide that if any non-employee director becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that non-33 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Risk Factors (cont.)

2 Risks relating to the Offer

2.1 Equity raising and underwriting risk

Coronado has entered into an underwriting agreement under which the Joint Lead Managers have agreed to fully underwrite the Placement and Entitlement Offer, subject to the terms and conditions of the underwriting agreement. If certain events occur, the Joint Lead Managers may terminate the underwriting agreement.

Such termination events include but not limited to, in summary:

- Coronado being removed from the official list or any of its CDIs being removed or suspended from quotation (excluding a trading halt);
- the S&P/ASX 200 falling, at any time from entry into the underwriting agreement up to and including 4.00pm on the first settlement date (relating to settlement of the Placement and the institutional part of the Entitlement Offer), by 10% or more from its level at the close of trading on the last trading day prior to the date of the underwriting agreement, and remaining at that level at close of business on two consecutive trading days or on the trading day prior to the first settlement date;
- the documents released on the ASX by Coronado for the Offer containing any statements that are materially misleading or deceptive, or opinions that are not truly and honestly held, or there are no reasonable grounds for them, or there being an omission of required information from them;
- certain legal proceeding and regulatory action being undertaken in respect of the Offer;
- ASX refusing to grant official quotation of the CDIs issued under the Offer;
- a director or senior manager of Coronado being charged with an indictable offence, or a director being disqualified from managing a corporation or being the subject of regulatory action, or Coronado or its directors or officers engaging in any fraud, or there being a change in director or chief executive officer or chief financial officer of Coronado;
- Coronado or any member of the Coronado Group breaching any debt covenant;
- Coronado withdrawing the Offer or any part of it;
- any Coronado Group member is or becoming insolvent;
- any term of Coronado's Syndicated Financing Agreement Covenant Waiver being materially amended or varied without consent, or terminated, rescinded, materially breached, ceases to have effect, or is or becomes void, voidable, illegal, invalid or unenforceable (other than by reason only of a party waiving any of its rights);
- there being a change in law or banking disruption which materially adversely impacts the Offer or Coronado;
- certain forms of corrective disclosure by Coronado being required which materially adversely impacts the Offer or Coronado;
- Coronado not complying with law in a materially adverse respect; and
- there being an outbreak of hostilities or major terrorist attack in one or more of Australia, New Zealand, the United States, the United Kingdom, Singapore, China or any member state of the European Union that has a materially adverse effect on Coronado or the Offer.

Termination of the underwriting agreement would have an adverse impact on the availability of the proceeds raised under the Offer and may require Coronado to review its liquidity and working capital requirements.

The bank waiver extension described in item 1.43 is conditional on the Company raising at least US$120 million in the Offer.

2.2 Dilution risk

Securityholders who do not participate in the Placement for a pro rata share and/or do not take up all of their entitlements under the Entitlement Offer, will have their percentage security holding in Coronado diluted. Investors may also have their investment diluted by future capital raisings by Coronado. Coronado may issue new securities in the future to finance acquisitions or pay down debt which may, under certain circumstances, dilute the value of an investor's interest.

3 General investment risks

3.1 Investment in securities

There are general risks associated with investments in securities, such as Coronado's CDIs. The trading price of Coronado's CDIs may fluctuate with movements in economic conditions and capital markets in Australia and internationally. This may result in the market price for the New CDIs being more or less than the Offer Price. Generally applicable factors that may affect the market price of securities include: general movements in Australia and international stock market; investor sentiment; Australian and international economic conditions and outlooks; changes in interest rates and the rate of inflation; changes in government legislation and policies, in particular taxation and climate-related laws and regulations; announcement of new technologies; pandemics such as COVID-19; epidemics; geo-political instability, including international hostilities and acts of terrorism; demand for and supply of Coronado's CDIs; announcements and results of competitors; and analyst reports.

No assurance can be given that the New CDIs will trade at or above the Offer Price or that there will be an active market in Coronado's CDIs. None of Coronado, its directors nor any other person guarantees the performance of the New CDIs.

3.2 Dividends

The payment of dividends in respect of Coronado's CDIs is impacted by several factors, including Coronado's profitability, retained earnings, capital requirements and free cash flow. Any future dividends will be determined by Coronado's Board having regard to these factors, among others. Further, as mentioned in item 1.43 above, during the waiver period (until 30 September 2021), payment of dividends is also subject to additional conditions including demonstrating compliance with the financial covenants in the Syndicated Facility Agreement (both historical and on a 6 month forecast basis) as if there had not been a financial covenant waiver, and no review event continuing or resulting from the payment of the dividend. There is no guarantee that any dividend will be paid by Coronado, or if paid, paid at historic levels. From time to time, Coronado's Board may also cancel previously announced dividends.

3.3 General taxation risk

Section 11.13 of the Company's initial public offering prospectus dated 24 September 2018 contained certain information regarding the Australian and U.S. taxation implications of ownership of, receipt of distributions on and disposal of CDIs. That information was general in nature and prospective investors should consult their own tax advisers with respect to these matters. Non-U.S. holders may be subject to U.S. federal income tax on any gain from a disposition of CDIs (including a 15% withholding tax assessed on the gross proceeds from such disposition) if the Company is or has been a "United States real property holding corporation" (as described in the prospectus) at any time within the five-year period preceding such disposition or the non-U.S. holder's holding period, whichever period is shorter. While there can be no assurances, Coronado does not believe that it is a United States real property holding corporation.

Changes in the tax laws of Australia, the U.S. or the investor's jurisdiction, including changes in interpretation or application of the law by courts or taxation authorities, may affect the tax treatment of an investment in Coronado's CDIs or the holding of, receipt of distributions on and disposal of those securities.

In addition, changes in tax law, or changes in the way tax law is interpreted in the various jurisdictions in which Coronado operates may impact the future tax liabilities of Coronado.

3.4 Changes in accounting policy

Changes to accounting standards and policies could affect Coronado's reported earnings and its financial position from time to time.

Coronado

34

NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Appendix B International Restrictions Offer NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

International Offer Restrictions This document does not constitute an offer of Chess Depositary Interests ("CDIs") of the Company in any jurisdiction in which it would be unlawful. In particular, this document may not be distributed to any person, and the CDIs may not be offered or sold, in any country outside Australia except to the extent permitted below. This document has not been, and will not be, registered with or approved by any securities regulator in the European Union. Accordingly, this document may not be made available, nor may the CDIs be offered for sale, in the European Union except in circumstances that do not require a prospectus under Article 1(4) of Regulation (EU) 2017/1129 of the European Parliament and the Council of the European Union (the "Prospectus Regulation"). Canada (British Columbia, Ontario and Quebec provinces) In accordance with Article 1(4)(a) of the Prospectus Regulation, an offer of CDIs in the European Union is limited to persons who are "qualified investors" (as defined in Article 2(e) of the Prospectus Regulation). This document constitutes an offering of CDIs only in the Provinces of British Columbia, Ontario and Quebec (the "Provinces"), only to persons to whom CDIs may be lawfully distributed in the Provinces, and only by persons permitted to sell such securities. This document is not, and under no circumstances is to be construed as, an advertisement or a public offering of securities in the Provinces. This document may only be distributed in the Provinces to persons that are "accredited investors" within the meaning of NI 45-106 – Prospectus Exemptions, of the Canadian Securities Administrators. Hong Kong WARNING: This document has not been, and will not be, registered as a prospectus under the Companies (W inding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, nor has it been authorised by the Securities and Futures Commission in Hong Kong pursuant to the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong (the "SFO"). No action has been taken in Hong Kong to authorise or register this document or to permit the distribution of this document or any documents issued in connection with it. Accordingly, the CDIs have not been and will not be offered or sold in Hong Kong other than to "professional investors" (as defined in the SFO and any rules made under that ordinance). No securities commission or similar authority in the Provinces has reviewed or in any way passed upon this document, the merits of the CDIs or the offering of CDIs and any representation to the contrary is an offence. No prospectus has been, or will be, filed in the Provinces with respect to the offering of CDIs or the resale of such securities. Any person in the Provinces lawfully participating in the offer will not receive the information, legal rights or protections that would be afforded had a prospectus been filed and receipted by the securities regulator in the applicable Province. Furthermore, any resale of the CDIs in the Provinces must be made in accordance with applicable Canadian securities laws which may require resales to be made in accordance with exemptions from dealer registration and prospectus requirements. These resale restrictions may in some circumstances apply to resales of the CDIs outside Canada and, as a result, Canadian purchasers should seek legal advice prior to any resale of the CDIs. No advertisement, invitation or document relating to the CDIs has been or will be issued, or has been or will be in the possession of any person for the purpose of issue, in Hong Kong or elsewhere that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to CDIs that are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors. No person allotted CDIs may sell, or offer to sell, such securities in circumstances that amount to an offer to the public in Hong Kong within six months following the date of issue of such securities. The contents of this document have not been reviewed by any Hong Kong regulatory authority. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this document, you should obtain independent professional advice. The Company as well as its directors and officers may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon the Company or its directors or officers. All or a substantial portion of the assets of the Company and such persons may be located outside Canada and, as a result, it may not be possible to satisfy a judgment against the Company or such persons in Canada or to enforce a judgment obtained in Canadian courts against the Company or such persons outside Canada. New Zealand Any financial information contained in this document has been prepared in accordance with Australian Accounting Standards and also comply with International Financial Reporting Standards and interpretations issued by the International Accounting Standards Board. Unless stated otherwise, all dollar amounts contained in this document are in Australian dollars. This document has not been registered, filed with or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (the "FMC Act"). The CDIs are not being offered to the public within New Zealand other than to existing shareholders of the Company with registered addresses in New Zealand to whom the offer of these securities is being made in reliance on the Financial Markets Conduct (Incidental Offers) Exemption Notice 2016. Statutory rights of action for damages and rescission Other than in the entitlement offer, the CDIs may only be offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) to a person who: Securities legislation in certain of the Provinces may provide purchasers with, in addition to any other rights they may have at law, rights of rescission or to damages, or both, when an offering memorandum that is delivered to purchasers contains a misrepresentation. These rights and remedies must be exercised within prescribed time limits and are subject to the defenses contained in applicable securities legislation. Prospective purchasers should refer to the applicable provisions of the securities legislation of their respective Province for the particulars of these rights or consult with a legal adviser. • • • • • is an investment business within the meaning of clause 37 of Schedule 1 of the FMC Act; meets the investment activity criteria specified in clause 38 of Schedule 1 of the FMC Act; is large within the meaning of clause 39 of Schedule 1 of the FMC Act; is a government agency within the meaning of clause 40 of Schedule 1 of the FMC Act; or is an eligible investor within the meaning of clause 41 of Schedule 1 of the FMC Act. The following is a summary of the statutory rights of rescission or to damages, or both, available to purchasers in Ontario. In Ontario, every purchaser of the CDIs purchased pursuant to this document (other than (a) a "Canadian financial institution" or a "Schedule III bank" (each as defined in NI 45-106), (b) the Business Development Bank of Canada or (c) a subsidiary of any person referred to in (a) or (b) above, if the person owns all the voting securities of the subsidiary, except the voting securities required by law to be owned by the directors of that subsidiary) shall have a statutory right of action for damages and/or rescission against the Company if this document or any amendment thereto contains a misrepresentation. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against the Company. This right of action for rescission or damages is in addition to and without derogation from any other right the purchaser may have at law. In particular, Section 130.1 of the Securities Act (Ontario) provides that, if this document contains a misrepresentation, a purchaser who purchases the CDIs during the period of distribution shall be deemed to have relied on the misrepresentation if it was a misrepresentation at the time of purchase and has a right of action for damages or, alternatively, may elect to exercise a right of rescission against the Company, provided that (a) the Company will not be liable if it proves that the purchaser purchased the CDIs with knowledge of the misrepresentation; (b) in an action for damages, the Company is not liable for all or any portion of the damages that the Company proves does not represent the depreciation in value of the CDIs as a result of the misrepresentation relied upon; and (c) in no case shall the amount recoverable exceed the price at which the CDIs were offered. Singapore This document and any other materials relating to the CDIs have not been, and will not be, lodged or registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this document and any other document or materials in connection with the offer or sale, or invitation for subscription or purchase, of CDIs, may not be issued, circulated or distributed, nor may the CDIs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore except pursuant to and in accordance with exemptions in Subdivision (4) Division 1, Part XIII of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), or as otherwise pursuant to, and in accordance with the conditions of any other applicable provisions of the SFA. This document has been given to you on the basis that you are (i) an existing holder of the Company’s securities, (ii) an "institutional investor" (as defined in the SFA) or (iii) an "accredited investor" (as defined in the SFA). In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore. Section 138 of the Securities Act (Ontario) provides that no action shall be commenced to enforce these rights more than (a) in the case of any action for rescission, 180 days after the date of the transaction that gave rise to the cause of action or (b) in the case of any action, other than an action for rescission, the earlier of (i) 180 days after the purchaser first had knowledge of the fact giving rise to the cause of action or (ii) three years after the date of the transaction that gave rise to the cause of action. These rights are in addition to and not in derogation from any other right the purchaser may have. Any offer is not made to you with a view to the CDIs being subsequently offered for sale to any other party. There are on-sale restrictions in Singapore that may be applicable to investors who acquire CDIs. As such, investors are advised to acquaint themselves with the SFA provisions relating to resale restrictions in Singapore and comply accordingly. Certain Canadian income tax considerations. Prospective purchasers of the CDIs should consult their own tax adviser with respect to any taxes payable in connection with the acquisition, holding or disposition of the CDIs as any discussion of taxation related matters in this document is not a comprehensive description and there are a number of substantive Canadian tax compliance requirements for investors in the Provinces. Language of documents in Canada. Upon receipt of this document, each investor in Canada hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the CDIs (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement. European Union 36 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

International Offer Restrictions (cont.) Switzerland The CDIs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the CDIs constitutes a prospectus or a similar notice, as such terms are understood under art. 35 of the Swiss Financial Services Act or the listing rules of any stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the CDIs may be publicly distributed or otherwise made publicly available in Switzerland. The CDIs will only be offered to investors who qualify as "professional clients" (as defined in the Swiss Financial Services Act). This document is personal to the recipient and not for general circulation in Switzerland. No offering or marketing material relating to the CDIs has been, nor will be, filed with or approved by any Swiss regulatory authority or authorised review body. In particular, this document will not be filed with, and the offer of CDIs will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). United Arab Emirates This document does not constitute a public offer of securities in the United Arab Emirates and the CDIs may not be offered or sold, directly or indirectly, to the public in the UAE. Neither this document nor the CDIs have been approved by the Securities and Commodities Authority (“SCA”) or any other authority in the UAE. This document may be distributed in the UAE only to “qualified investors” (as defined in the SCA Board of Directors' Chairman Decision No. 37 RM of 2019, as amended) and may not be provided to any person other than the original recipient. No marketing of the CDIs has been, or will be, made from within the UAE other than in compliance with the laws of the UAE and no subscription for any securities may be consummated within the UAE. No offer or invitation to subscribe for CDIs is valid, or permitted from any person, in the Abu Dhabi Global Market or the Dubai International Financial Centre. United Kingdom Neither this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended ("FSMA")) has been published or is intended to be published in respect of the CDIs. The CDIs may not be offered or sold in the United Kingdom by means of this document or any other document, except in circumstances that do not require the publication of a prospectus under section 86(1) of the FSMA. This document is issued on a confidential basis in the United Kingdom to "qualified investors" (within the meaning of Article 2(e) of the Prospectus Regulation (2017/1129/EU), replacing section 86(7) of the FSMA). This document may not be distributed or reproduced, in whole or in part, nor may its contents be disclosed by recipients, to any other person in the United Kingdom. Any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received in connection with the issue or sale of the CDIs has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of the FSMA does not apply to the Company. In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 ("FPO"), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together "relevant persons"). The investment to which this document relates is available only to relevant persons. Any person who is not a relevant person should not act or rely on this document. 37 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Appendix C Regulation S Restrictions NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Regulation S Category 3 Restrictions The offer and sale of the New CDIs and the underlying Shares have not been, and will not be, registered under the US Securities Act or the securities laws of any state or other jurisdiction of the United States. Accordingly, the New CDIs in the Offer may not be offered or sold in the United States or to, or for the account or benefit of, US Persons except in Unites States Securities Law Restrictions • require that any New CDIs or Shares bearing the legend set forth in Rule 903(b)(3)(iii)(B)(3) under the US Securities Act may not be transferred by Coronado’s Share Registry or other transfer agent during the Distribution Compliance Period without a favorable opinion of counsel or other assurance that the transfer complies fully with the US Securities Act; and compliance with the registration requirements of the US Securities Act and any other applicable state securities laws or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the US Securities Act and applicable state securities laws. No holder of New CDIs or Shares will have the right to require Coronado to register the New CDIs or Shares under the US Securities Act. By virtue of being a Delaware corporation, Coronado is a US domestic issuer for purposes of the US Securities Act. The New CDIs being offered and sold in the Offer (as well as the underlying Shares) will be ‘restricted securities’ for purposes of Rule 144 under the US Securities Act. Offers and sales of the New CDIs to investors outside the United States that are not, and are not acting for the account of benefit of, US Persons in the Offer are being conducted in a manner exempt from registration under the US Securities Act pursuant to “Category 3” of Regulation S. • provide notification of the Regulation S/Rule 144A status of its New CDIs and underlying Shares in shareholder communications, such as annual reports, periodic interim reports and its notices of shareholder meetings during the Distribution Compliance Period. Underwriter and ASX Participation Restrictions As part of the Offer and Secondary Market Procedures: • whether in the Offer or in secondary market trading during the Distribution Compliance Period, no ASX Participants may execute a transaction over the ASX in the New CDIs if that broker knows, or has reason to know, that the transaction has been pre-arranged with, or that the purchaser is, a person in the United States or a US Person or a person acting for the account or benefit of a US Person, in each case, unless that purchaser is a QIB in transactions complying with Rule 144A; Offer and Secondary Market Procedures under the ASX No Action Letter Because equity securities in Australia are “uncertificated” and the ASX does not have the ability to strictly implement the certification requirement, stop-transfer requirement and distributor confirmation requirement of Category 3 of Regulation S, Coronado intends to implement procedures in connection with the Offer and secondary market transactions during the Distribution Compliance Period (Offer and Secondary Market Procedures) that are consistent with the “no action” letter obtained by the ASX from the staff of the SEC in January 2000 (ASX No Action Letter), other than in respect of procedures that would allow QIBs in the United States or that are US Persons to purchase New CDIs in the secondary market over the ASX in transactions complying with Rule 144A. The New CDIs issued under the Offer will be classified as ‘FOR Financial Products’ under the ASX Settlement Operating Rules, and will be identified with a tag that prohibits secondary market resales to investors in the United States or that are otherwise US Persons, unless such investor is a QIB, during the Distribution Compliance Period. If a person in the United States or a US Person (or a person acting for the account or benefit of a US Person) that is not a QIB acquires New CDIs in the secondary market over the ASX during the Distribution Compliance Period, such New CDIs will be divested under the ASX Settlement Operating Rules. • in connection with any purchase of New CDIs, whether in the Offer or in secondary market trading, each of the Underwriters and any other ASX Participants must make all reasonable efforts to ascertain whether the purchaser is in the United States or a US Person or acting for the account or benefit of a US Person, or that the purchaser is a QIB, and implement measures designed to assure reasonable compliance with this requirement; • the confirmation sent to each applicant in the Offer and each purchaser of New CDIs in secondary market trading across the ASX prior to the expiration of the Distribution Compliance Period, will include a confirmation or notice to the purchaser of the New CDIs that the New CDIs are subject to restrictions on offers, sales and resales to comply with Regulation S and Rule 144A; and • during the Distribution Compliance Period, any information provided by an Underwriter to publishers of publicly available databases, such as Bloomberg and Reuters, about the terms of the issuance of the New CDIs must include a statement that the New CDIs have not been registered under the US Securities Act and are subject to restrictions to comply with Regulation S and Rule 144A. Further details on the Offer and Secondary Market Procedures are set forth below. Legending ASX Notification to ASX Participants Coronado will operate: During the Distribution Compliance Period, ASX Settlement will implement various procedures designed to ensure compliance with the restrictions imposed by US securities laws on the New CDIs, including (but not limited to) the following: • an uncertificated book-entry US register of Shares (the Share Register) maintained by the Share Registry; • an uncertificated issuer sponsored sub-register of New CDIs (the Issuer Sponsored Sub-register) maintained by the Share Registry; and • advise ASX participating organizations (ASX Participants) that, during the Distribution Compliance Period, no transaction on the ASX involving the New CDIs will be effected if such participant has knowledge that the purchaser is in the United States or is a US Person, unless the purchaser is a QIB (an Excluded US Person); • an uncertificated CHESS sponsored sub-register of New CDIs in Australia (the CHESS Sponsored Sub-register) maintained by ASX Settlement. • circulate to all ASX Participants via electronic market circulars and bulletins: (1) details of what constitutes an Excluded US Person; and (2) notification details of the New CDIs and the zero percent permitted ownership level of New CDIs by Excluded US Persons; The Share Register will be the register of legal title of Shares. It will reflect legal ownership by CDN, the depositary for the New CDIs, of the Shares underlying the New CDIs, with the Shares held by CDN recorded on the Share Register in book-entry form. Although the Shares will be held in uncertificated book-entry form, the legend below (the Share Legend) will be included in the holding statement provided to holders of Shares by the Share Registry and will therefore bind the holder of Shares (including CDN) unless Coronado determines otherwise in accordance with applicable law: • provide in periodic publications and on the ASX Settlement website, an explanation of the restricted stock identifier applicable to the New CDIs as having restricted status under the US securities laws (and identifying what such restrictions are); • require that ASX Participants provide that contract notes (confirmations) for the New CDIs in either the Offer or in the secondary market trading during the Distribution Compliance Period indicate that these securities are FOR Financial Products, by virtue of the stock code which would include the restricted stock identifier; “THE SECURITIES REPRESENTED HEREBY AND ANY BENEFICIAL INTERESTS THEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAW S. THE SECURITIES REPRESENTED HEREBY AND ANY BENEFICIAL INTERESTS THEREIN ARE “RESTRICTED SECURITIES” AS DEFINED UNDER RULE 144(a)(3) UNDER THE U.S. SECURITIES ACT. THE HOLDER HEREOF, BY ACQUIRING THESE SECURITIES OR ANY BENEFICIAL INTERESTS THEREIN, AGREES FOR THE BENEFIT OF CORONADO GLOBAL RESOURCES INC. (THE “COMPANY”) THAT THESE SECURITIES AND ANY BENEFICIAL INTERESTS THEREIN MAY BE OFFERED, SOLD, REOFFERED, RESOLD, PLEDGED, DELIVERED, DISTRIBUTED OR OTHERW ISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (I) (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES TO PERSONS THAT ARE NOT, AND ARE NOT ACTING FOR THE ACCOUNT OR BENEFIT OF, “U.S. PERSONS” (AS DEFINED IN RULE 902(k) UNDER THE U.S. SECURITIES ACT) IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN RULE 902(h) UNDER THE U.S. SECURITIES ACT) COMPLYING W ITH REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT THAT IS NOT THE RESULT OF ANY “DIRECTED SELLING EFFORTS” (AS DEFINED IN RULE 903(c) UNDER THE U.S. SECURITIES ACT), (C) IN ACCORDANCE W ITH ANOTHER APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, INCLUDING, SO LONG AS THE SECURITIES REPRESENTED HEREBY AND ANY BENEFICIAL INTERESTS THEREIN ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”), TO A PERSON W HO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) (“QIB”) PURCHASING FOR ITS OW N ACCOUNT OR THE ACCOUNT OF ONE OR MORE OTHER QIBs IN ONE OR MORE TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PURSUANT TO RULE 144A THEREUNDER, OR (D) IN A TRANSACTION REGISTERED UNDER THE U.S. SECURITIES ACT (W HICH IT ACKNOW LEDGES THE COMPANY IS UNDER NO OBLIGATION TO DO), AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAW S OF ANY STATE OF THE UNITED STATES AND (II) IN ACCORDANCE W ITH ALL APPLICABLE SECURITIES LAW S OF ANY OTHER APPLICABLE JURISDICTIONS. THE COMPANY UNDERTAKES NO OBLIGATION TO SATISFY THE REQUIREMENTS FOR ANY EXEMPTION OR SAFE HARBOR FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT TO FACILITATE ANY RESALES OF THESE SECURITIES. • cause the description of the New CDIs on the ASX trading screens and elsewhere (e.g. Bloomberg and IRESS) to include an identifier to indicate the restrictions the New CDIs are subject to under US securities laws during the Distribution Compliance Period; and • include in the holding statement provided by ASX Settlement to investors who hold their New CDIs in the CHESS Sponsored Sub-register (as defined below) a description of the fact that the purchaser now holds a restricted security and is subject to the offer and resale restrictions of the New CDI during the Distribution Compliance Period, which shall read ‘These securities cannot be transferred to or held by US Persons that are not QIBs (each as defined under U.S. law)’. Company Procedures and Restrictions In addition, consistent with the ASX No Action Letter, Coronado will adopt procedures as part of the Offer and Secondary Market Procedures to: • ensure that all purchasers from a distributor in the Offer will make, or be deemed to have made, representations regarding their non-US Person or QIB status, as well as agreements regarding restrictions on resale and hedging under Regulation S and, where appropriate, Rule 144A; ensure that any certificated securities, including global securities, certificates into which global certificates may be subdivided, and any physical, certificated securities issued to holders of New CDIs prior to the expiration of the Distribution Compliance Period, will bear appropriate restrictive legends, and any definitive securities that are issued during the Distribution Compliance Period, other than a transaction in compliance with Rule 144A, will satisfy the requirements of Rule 903(b)(3)(iii)(B) under the US Securities Act, including the legending requirement and Certification Requirement; • • ensure that any information provided by Coronado or the Underwriters to publishers of publicly available databases about the terms of any new issuance of New CDIs offered and sold in reliance on Regulation S and, if applicable, Rule 144A will include a statement that neither the New CDIs nor the underlying Shares have been registered under the US Securities Act and are subject to restrictions under Regulation S and, if applicable, Rule 144A; 39 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Regulation S Category 3 Restrictions (cont.) BENEFICIAL INTERESTS IN THE SECURITIES REPRESENTED HEREBY MAY BE HELD IN THE FORM OF CHESS DEPOSITARY INTERESTS (“CDIs”). BY ACQUIRING ANY CDIs OR ANY BENEFICIAL INTERESTS THEREIN, THE HOLDER THEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT ANY SUCH CDIs OR BENEFICIAL INTERESTS THEREIN MAY ONLY BE OFFERED, SOLD, REOFFERED, RESOLD, PLEDGED, DELIVERED, DISTRIBUTED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN ACCORDANCE W ITH ANY RESTRICTIONS APPLICABLE TO TRANSFERS OF SUCH CDIs IMPOSED BY THE AUSTRALIAN SECURITIES EXCHANGE OR ANY SUCCESSOR OR REPLACEMENT SECURITIES EXCHANGE (“ASX”). If a holder of Shares wishes to transmute its Shares into New CDIs, it can contact the Share Registry and request that such conversion be made. However, as with the Shares, any such New CDIs will remain ‘restricted securities’ (as defined in Rule 144 under the US Securities Act) during the Distribution Compliance Period. Further, a holder that wishes to transmute its Shares into New CDIs during the Distribution Compliance Period must comply with the restrictions set forth in the Share Legend until it is removed by Coronado, including the restriction that any New CDIs transmuted from Shares will be subject to a holding lock that will prevent the holder from transferring those New CDIs for so long as any restrictions applicable to transfers of the New CDIs imposed by the ASX remain in place or such New CDIs are ‘restricted securities’ as defined under Rule 144(a)(3) under the US Securities Act, unless Coronado otherwise determines to remove that holding lock. As New CDIs represent beneficial interests in underlying Shares, holders of New CDIs transmuted from Shares will continue to be bound by the restrictions set forth in the Share Legend above to the extent they relate to their beneficial interests until that Share Legend is removed by Coronado. As indicated above, there can be no assurance that the Distribution Compliance Period will not be extended or, accordingly, that the Share Legend will ever be removed from the New CDIs. PRIOR TO PERMITTING ANY TRANSFER, THE COMPANY MAY REQUEST (X) THAT THE TRANSFEROR AND/OR TRANSFEREE PROVIDE DECLARATIONS AND CERTIFICATIONS TO THE COMPANY AND THE SHARE REGISTRY IN SUCH FORM AS THE COMPANY MAY PRESCRIBE FROM TIME TO TIME, INCLUDING THAT THE TRANSFEREE IS EITHER (I) NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S), IS PURCHASING THESE SECURITIES OR ANY BENEFICIAL INTERESTS THEREIN IN A TRANSACTION COMPLYING W ITH REGULATION S AND IS NOT HOLDING THE SECURITIES FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON OR (II) IS A QIB AND IS PURCHASING THESE SECURITIES OR ANY BENEFICIAL INTEREST THEREIN FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE OTHER QIBs IN ONE OR MORE TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PURSUANT TO RULE 144A THEREUNDER (IF AVAILABLE) AND/OR (Y) THAT AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY BE DELIVERED TO THE COMPANY THAT SUCH TRANSFER IS TO BE EFFECTED IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S OR RULE 144A (IF AVAILABLE) UNDER THE U.S. SECURITIES ACT OR IS OTHERW ISE EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW S. Restricted Securities and Affiliates Each affiliate of Coronado at the time of settlement of the Offer will deliver a letter to Coronado acknowledging and agreeing that: (a) it may not acquire any New CDIs unless it immediately submits such New CDIs to the Share Registry for transmutation into Shares bearing the Share Legend; and (b) any New CDIs transmuted from Shares will be subject to a holding lock that will prevent the holder from transferring such New CDIs for so long as any restrictions applicable to transfers of the New CDIs imposed by the ASX remain in place or such New CDIs are ‘restricted securities’ as defined under Rule 144(a)(3) under the Securities Act, unless Coronado otherwise determines to remove such holding lock. In addition, any person who becomes an affiliate during the Distribution Compliance Period must also deliver a letter to Coronado acknowledging and agreeing to the same. HEDGING TRANSACTIONS INVOLVING THE SECURITIES OR ANY BENEFICIAL INTERESTS THEREIN MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE W ITH THE U.S. SECURITIES ACT. Any Shares or New CDIs acquired from Coronado or its affiliates will be deemed to be ‘restricted securities’ (as defined in Rule 144 under the US Securities Act) unless and until they cease to be restricted securities under Rule 144. Resales of any such restricted securities must be made in accordance with Regulation S, the registration requirements of the US Securities Act or an exemption from such registration requirements and, in each case, in accordance with all applicable securities laws of the states of the United States and any other applicable jurisdictions. Subject to various conditions, including the availability of current information regarding Coronado, applicable holding periods and volume and manner of sale restrictions, Rule 144 may be available for resales of Shares or New CDIs by affiliates of Coronado. Such resales of Shares or New CDIs by affiliates must be conducted in accordance with the Share Legend and any other applicable laws. Such resales of New CDIs must be conducted in accordance with the Share Legend and any other applicable laws, and prior to such resale Coronado would need to remove the holding lock on such Shares or New CDIs, which it may or may not do in its discretion. THE HOLDER HEREOF FURTHER AGREES THAT THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES TRANSMUTED TO CDIs W ILL BE SUBJECT TO A HOLDING LOCK THAT W ILL PREVENT THE HOLDER FROM TRANSFERRING SUCH SECURITIES OR CDIs FOR SO LONG AS ANY RESTRICTIONS APPLICABLE TO TRANSFERS OF THE CDIs IMPOSED BY THE ASX REMAIN IN PLACE AND SUCH SECURITIES (OR THE CDIs FROM W HICH THEY W ERE TRANSMUTED) HAVE BEEN HELD FOR AT LEAST SIX MONTHS BY NON-AFFILIATES OF THE COMPANY AND ARE SOLD PURSUANT TO RULE 144 UNDER THE U.S. SECURITIES ACT, UNLESS THE COMPANY OTHERW ISE DETERMINES TO REMOVE SUCH HOLDING LOCK. NO AFFILIATE (AS DEFINED IN RULE 405 OF THE U.S. SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN, IN THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF THE COMPANY MAY PURCHASE, OTHERW ISE ACQUIRE OR HOLD THE SECURITIES OR A BENEFICIAL INTEREST THEREIN AND ANY ACQUISITION OF THE SECURITIES EVIDENCED HEREBY OR ANY BENEFICIAL INTEREST THEREIN BY SUCH AN AFFILIATE OR PERSON SHALL BE NULL AND VOID AB INITIO, PROVIDED THAT THE SECURITIES OR A BENEFICIAL INTEREST THEREIN MAY BE ACQUIRED BY SUCH AN AFFILIATE OR PERSON SO LONG AS THE ACQUIRER DOES NOT HOLD THE SECURITY OR A BENEFICIAL INTEREST THEREIN IN THE FORM OF CDIs REPRESENTING THE SECURITIES OR, IF SUCH AFFILIATE ACQUIRES ANY CDIs REPRESENTING THE SECURITIES IT IMMEDIATELY TRANSMUTES THOSE CDIs INTO SHARES OF COMMON STOCK OF THE COMPANY. On-Market Transfers in the Secondary Market During the Distribution Compliance Period, New CDIs may be reoffered and resold in standard (regular) way brokered transactions on the ASX where neither the seller nor any person acting on its behalf knows, or has reason to know, that the sale has been prearranged with, or that the purchaser is, a person in the United States or is, or is acting for the account or benefit of, a US Person in accordance with Regulation S, unless, in either case, that person is a QIB acquiring New CDIs in one or more transactions exempt from registration under the US Securities Act pursuant to Rule 144A thereunder (if available). Such reoffers and resales must also otherwise be conducted in compliance with the applicable Offer and Secondary Market Procedures. THE HOLDER W ILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITIES OR ANY BENEFICIAL INTERESTS THEREIN FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AS PROVIDED IN THE BYLAW S OF THE COMPANY, THE COMPANY OR THE SHARE REGISTRAR MAY REFUSE TO REGISTER ANY TRANSFER OF THE SECURITIES OR ANY BENEFICIAL INTERESTS THEREIN NOT MADE IN ACCORDANCE W ITH THE RESTRICTIONS ABOVE. THE FOREGOING RESTRICTIONS SHALL REMAIN IN PLACE UNTIL SUCH TIME AS THE COMPANY DETERMINES IT IS APPROPRIATE TO REMOVE THEM. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT IT IS PERMITTED TO ACQUIRE SUCH AN INTEREST AS SET FORTH IN THIS LEGEND AND AGREES TO COMPLY W ITH THE FOREGOING RESTRICTIONS.” The Issuer Sponsored Sub-register and the CHESS Sponsored Sub-register combine to make up the register of beneficial ownership of the Shares underlying the New CDIs. As New CDIs represent beneficial interests in underlying Shares, holders of New CDIs will also be bound by the restrictions set forth in the Share Legend during the Distribution Compliance Period to the extent they relate to their beneficial interests until Coronado determines to remove the Share Legend, including the restriction that any New CDIs transmuted from Shares will be subject to a holding lock that will prevent the holder from transferring such New CDIs for so long as any restrictions applicable to transfers of the New CDIs imposed by the ASX remain in place or such New CDIs are ‘restricted securities’ as defined under Rule 144(a)(3) under the US Securities Act, unless Coronado otherwise determines to remove such holding lock. Investors should note that it is possible that the Distribution Compliance Period could be extended beyond six months, and therefore there can be no assurance that the Share Legend will ever be removed from the New CDIs. Notice of the foregoing restrictions will be provided to investors that hold their New CDIs through the Issuer Sponsored Sub-register and the CHESS Sponsored Sub-register through the inclusion of the message ‘Transfer of these securities to, and holding of these securities by, US Persons that are not QIBs (each as defined under U.S. law) is prohibited’ and in the holding statement they receive from the Share Registry and ASX Settlement, respectively. In addition, the Share Registry will advise each new holder appearing on the Issuer Sponsored Sub-register or the CHESS Sponsored Sub-register during the Distribution Compliance Period that the Shares underlying the New CDIs are subject to the restrictions set forth in that Share Legend, and that by virtue of the New CDIs representing beneficial interests in those Shares that holders of the New CDIs are subject to the restrictions in that Share Legend until such time as Coronado determines it is appropriate to remove them. During the Distribution Compliance Period no transactions in the New CDIs can be effected through the ASX if the ASX Participant effecting the transaction knows, or has reason to know, that the sale has been pre-arranged with, or that the purchaser is, an Excluded US Person. Transmutation If a holder of New CDIs wishes to transmute its New CDIs into Shares, it can contact the Share Registry and request that such conversion be made. However, investors should be aware that any such Shares will remain ‘restricted securities’ (as defined in Rule 144 under the US Securities Act) during the Distribution Compliance Period, and that a holder of such Shares will be bound by the restrictions contained in the Share Legend until such time as Coronado determines it is appropriate to remove it. As indicated above, there can be no assurance that the Distribution Compliance Period will not be extended or, accordingly, that the Share Legend will ever be removed from such Shares. 40 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Regulation Off-Market Transfers in the Secondary Market S Category 3 Restrictions • (cont.) it will be the sole registered and beneficial owner of the Shares that it intends to acquire; New CDIs • if it is outside the United States, it is not a US Person and is not acting for the account or benefit of a US Person, and it is purchasing the Shares in an ‘offshore transaction’ (as defined in Rule 902(h) under the US Securities Act) complying with Regulation S under the Securities Act and it is not purchasing the Shares as a result of any ‘directed selling efforts’ as defined in Rule 903(c) under the US Securities Act; It is possible to transfer New CDIs in off-market transactions outside of the ASX through the Issuer Sponsored Sub-register or the CHESS Sponsored Sub-register, as well as between those two sub-registers. New CDIs transferred in off-market transactions outside of the ASX may only be reoffered and resold in accordance with Regulation S or Rule 144A. Off-market transfers involving the CHESS Sponsored Sub-register are performed by ASX Participants rather than the Share Registry, and are subject to the Offer and Secondary Market Procedures applicable to ASX Participants described above. Before settling an off-market transfer that occurs on the Issuer Sponsored Sub-register, the Share Registry will require certification from the transferee of the following: • if it is in the United States or is, or is acting for the account of, a US Person, it is a QIB and is purchasing the Shares in one or more transactions exempt from registration under the US Securities Act pursuant to Rule 144A thereunder; • if it is, or has been in the preceding three months, an ‘affiliate’ (as defined in Rule 405 of the US Securities Act) of Coronado it has not and will not acquire any New CDIs unless it has submitted, or immediately will submit, such New CDIs to the Share Registry for transmutation into Shares; • it will be the sole registered and beneficial owner of the New CDIs that it intends to acquire; • if it is outside the United States, it is not a US Person and is not acting for the account or benefit of, a US Person, and it is purchasing the New CDIs in an ‘offshore transaction’ (as defined in Rule 902(h) under the US Securities Act) complying with Regulation S under the US Securities Act and it is not purchasing the New CDIs as a result of any ‘directed selling efforts’ (as defined in Rule 903(c) under the US Securities Act); if it is in the United States or is, or is acting for the account of, a US Person, it is a QIB that is purchasing the New CDIs in one or more transactions exempt from registration under the US Securities Act pursuant to Rule 144A thereunder; • it understands and acknowledges that the Shares that it wishes to acquire have not been, and will not be, registered under the US Securities Act or the securities laws of any state of the United States, and are ‘restricted securities’ within the meaning of Rule 144 under the US Securities Act and Coronado undertakes no obligation to satisfy the requirements for any exemption or safe harbor from the registration requirements of the US Securities Act to facilitate any resales of the Shares, and the Shares may not be offered, sold, pledged or otherwise transferred by such purchaser except: (i) to Coronado; (ii) in an ‘offshore transaction’ (as defined in Rule 902(h) under the US Securities Act) complying with Regulation S under the US Securities Act; (iii) pursuant to an effective registration statement under the US Securities Act (which Coronado has no obligation to prepare or file); or (iv) pursuant to an exemption from the registration requirements of the US Securities Act, and in each case, in accordance with all applicable securities laws of the states of the United States and any other applicable jurisdictions; • • if it is, or has been in the preceding three months, an ‘affiliate’ (as defined in Rule 405 of the US Securities Act) of Coronado it has not and will not acquire any New CDIs unless it has submitted, or immediately will submit, such New CDIs to the Share Registry for transmutation into Shares; • Coronado may refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration and, in each case, in accordance with all applicable securities laws of the states of the United States and any other applicable jurisdictions; • it understands and acknowledges that the New CDIs it wishes to acquire have not been, and will not be, registered under the US Securities Act or the securities laws of any state of the United States, and are ‘restricted securities’ (as defined in Rule 144 under the US Securities Act) and Coronado undertakes no obligation to satisfy the requirements for any exemption or safe harbor from the registration requirements of the US Securities Act to facilitate any resales of the New CDIs, and the New CDIs may not be offered, sold, pledged or otherwise transferred by such purchaser except: (i) to Coronado; (ii) in an ‘offshore transaction’ (as defined in Rule 902(h) under the US Securities Act) complying with Regulation S under the US Securities Act; (iii) pursuant to an effective registration statement under the US Securities Act (which Coronado has no obligation to prepare or file); or (iv) pursuant to an exemption from the registration requirements of the US Securities Act, and in each case, in accordance with all applicable securities laws of the states of the United States and any other applicable jurisdictions; • that during the Distribution Compliance Period it will not enter into any hedging transactions involving the Shares, directly or indirectly, unless in compliance with the US Securities Act; • • it agrees to, and each subsequent holder is required to, notify any purchaser of the Shares from it of the resale restrictions referred to above, if then applicable; it acknowledges that, prior to any proposed transfer of Shares other than pursuant to an effective registration statement, the transferee of Shares will be required to provide certifications and other documentation relating to its ability to transfer Shares in compliance with the restrictions set forth above, including (if applicable) that the transferee is not in the United States and is not a US Person or acting for the account or benefit of a US Person, unless, in either case, it is a QIB that is purchasing the Shares in one or more transactions exempt from registration under the US Securities Act pursuant to Rule 144A thereunder (if available); • notwithstanding the foregoing bullet, it understands and acknowledges that during the Distribution Compliance Period, the New CDIs may only be reoffered and resold either (i) in an ‘offshore transaction’ (as defined in Rule 902(h) under the US Securities Act) complying with Regulation S under the US Securities Act; or (ii) in a transaction exempt from registration under the US Securities Act pursuant to Rule 144A thereunder, and in each case, in accordance with all applicable securities laws of the states of the United States and any other applicable jurisdictions; Coronado may refuse to register any transfer of the New CDIs not made in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration and, in each case, in accordance with all applicable securities laws of the states of the United States and any other applicable jurisdictions; • it understands and acknowledges that during the Distribution Compliance Period Coronado is not obligated to file with the SEC or with any state securities regulatory authority any registration statement in respect of registering any offers, sales, reoffers or resales of the Shares under the US Securities Act; • • it acknowledges that during the Distribution Compliance Period the Shares will bear the Share Legend unless Coronado determines otherwise in compliance with applicable law; and • that during the Distribution Compliance Period it will not enter into any hedging transactions involving the New CDIs, directly or indirectly, unless in compliance with the US Securities Act; it agrees to, and each subsequent holder is required to, notify any transferee of the New CDIs from it of the resale restrictions referred to above, if then applicable (recognising that the Offer Procedures provide for this to be done automatically for New CDIs transferred over the ASX); • it acknowledges that Coronado and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties and agrees that if any such acknowledgement, representation or warranty deemed to have been made by virtue of its purchase of Shares is no longer accurate, it shall promptly notify Coronado. • Possible Extension of Distribution Compliance Period Due to the nature of the ASX trading system, the restricted stock identifier and associated transfer restrictions will remain on the New CDIs during the Distribution Compliance Period, which is expected to last until six months after settlement of the Offer. The New CDIs will no longer bear such restricted stock identifier and associated transfer restrictions after the Distribution Compliance Period ends, subject to approval by the ASX and delivery of certain opinions and unless required by applicable law. Coronado can provide no assurance that the ASX will approve such removal or that Coronado will be able to deliver or obtain any required certificates or opinion to effectuate such removal. If that is the case, the restrictions imposed during the Distribution Compliance Period will continue indefinitely. • it acknowledges that, prior to any proposed transfer of New CDIs other than pursuant to an effective registration statement, it will be required to provide certifications and other documentation relating to its ability to transfer New CDIs in compliance with the restrictions set forth above, including (if applicable) that the transferee is not in the United States and is not a US Person or acting for the account or benefit of a US Person, unless, in each case, it is a QIB that is purchasing the New CDIs in one or more transactions exempt from registration under the US Securities Act pursuant to Rule 144A thereunder (if available); • it understands and acknowledges that during the Distribution Compliance Period Coronado is not obligated to file with the SEC or with any state securities regulatory authority any registration statement in respect of registering any offers, sales, reoffers or resales of the New CDIs under the US Securities Act; In addition, the Distribution Compliance Period may restart if, among other reasons, Coronado determines to issue additional CDIs, or following the Offer an affiliate of Coronado sells CDIs pursuant to Regulation S. If this were to occur, the Distribution Compliance Period would restart as at the date of such offer and sale of such additional CDIs. Any such extension or continuation of the Distribution Compliance Period could have an adverse effect on your ability to resell the New CDIs or the liquidity of, or trading price for, the New CDIs on the ASX. Once the Distribution Compliance Period has expired and the restricted stock identifier has been removed, the New CDIs and the underlying Shares could be offered, sold and resold to investors in the United States in transactions registered under the US Securities Act or pursuant to certain exemptions from the registration requirements of the US Securities Act. • it acknowledges that during the Distribution Compliance Period the Shares underlying the New CDIs will bear the Share Legend unless Coronado determines otherwise in compliance with applicable law; and it acknowledges that Coronado and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties and agrees that if any such acknowledgement, representation or warranty deemed to have been made by virtue of its purchase of New CDIs is no longer accurate, it will promptly notify Coronado. • Shares Representations of Applicants Acquiring New CDIs under the Offer Currently, there is no trading market for the Shares. However, it is possible to transfer Shares through the Share Register. Shares transferred through the Share Register may only be reoffered and resold where neither the seller nor any person acting on its behalf knows, or has reason to know, that the sale has been prearranged with, or that the purchaser is, a person in the United States or is, or is acting for the account or benefit of, a US Person , in accordance with Regulation S, unless, in either case, that person is a QIB that is purchasing the Shares in one or more transactions exempt from registration under the US Securities Act pursuant to Rule 144A thereunder. Before settling such a transfer, the Share Registry will require certification from the transferee of the following: Each applicant acquiring New CDIs under the Offer will be deemed to have represented, warranted and agreed as detailed in the confirmation letter or Retail Offer Booklet, as applicable, provided to that applicant. 41 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Appendix D Reconciliation of Non-GAAP measures NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Reconciliation of Non-GAAP measures This report includes a discussion of results of operations and references to and analysis of certain non-GAAP measures (as described below) which are financial measures not recognised in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance. Management uses a variety of financial and operating metrics to analyse performance. These metrics are significant factors in assessing operating results and profitability. These financial and operating metrics include: (i) safety and environmental metrics; (ii) Adjusted EBITDA, (iii) sales volumes and average realised price per Mt of metallurgical coal sold, which we define as metallurgical coal revenues divided by metallurgical sales volumes; (iv) average mining costs per Mt sold, which we define as mining costs divided by sales volumes; and (v) average operating costs per Mt sold, which we define as operating costs divided by sales volumes. Reconciliations of certain forward-looking non-GAAP financial measures, including market guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. 43 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Reconciliation of Non-GAAP measures

Consolidated Balance Sheet (US$ Thousands)	June 30, 2020	December 31, 2019
Assets		
Current assets:		
Cash and restricted cash	36,324	26,553
Trade receivables	116,110	133,297
Related party receivables	105,057	86,796
Income tax receivable	15,431	897
Inventories	138,624	162,170
Other current assets	46,831	44,109
Total current assets	458,377	453,822
Non-current assets:		
Property, plant and equipment, net	1,532,736	1,632,788
Right of use asset – operating leases, net	23,313	62,566
Goodwill	28,008	28,008
Intangible assets, net	4,318	5,079
Deposits and reclamation bonds	12,152	12,227
Deferred income tax assets	27,586	2,852
Other non-current assets	14,819	17,512
Total assets	**2,101,309**	**2,214,854**

Consolidated Balance Sheet (US$ Thousands)	June 30, 2020	December 31, 2019
Liabilities		
Current liabilities:		
Accounts payable	36,652	64,392
Accrued expenses and other current liabilities	251,660	238,788
Income tax payable	27,328	29,760
Asset retirement obligations	9,955	10,064
Contingent royalty consideration	-	688
Contract obligations	35,225	36,935
Lease liabilities	11,984	29,685
Other current financial liabilities	13,268	5,894
Total current liabilities	386,072	416,206
Non-current liabilities:		
Asset retirement obligations	126,129	121,710
Contract obligations	186,091	204,877
Deferred consideration liability	181,400	174,605
Interest Bearing Liabilities	441,000	330,000
Other financial liabilities	457	1,546
Lease liabilities	23,678	48,165
Contingent royalty consideration	-	855
Deferred income tax liabilities	59,552	47,973
Other non-current liabilities	5,003	976
Total liabilities	**1,409,382**	**1,346,913**
Stockholders' Equity/Members' Capital	**691,927**	**867,941**

Coronado

44

NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Reconciliation of Non-GAAP measures Coal revenues 605,699 919,329 Coal revenues from related parties 89,118 293,158 Other revenues 18,849 21,848 Cost of coal revenues 481,345 533,696 Depreciation, depletion and amortization 86,849 85,279 Freight expenses 82,886 89,362 Stanwell rebate 57,415 94,674 Other royalties 43,455 93,422 Selling, general, and administrative expenses 13,353 18,311 Interest expense, net (24,318) (17,264) Impairment of assets (63,111) - Other, net (4,485) 1,042 Income tax benefit (expense) 20,355 (89,043) 45 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS Net (loss) income(123,196)214,326 (Loss) Income before tax(143,551)303,369 Operating (loss) income(51,637)319,591 Total revenues713,6661,234,335 Consolidated Income StatementJune 30, 2020June 30, 2019 (US$ Thousands)

Reconciliation of Non-GAAP measures

Consolidated Statement of Cash Flows (US$ Thousands)	June 30 2020	June 30, 2019
Cash Flows From Operating Activities:		
Net income	(123,196)	214,326
Adjustments to reconcile net income to cash and restricted cash provided by operating activities:		
Depreciation, depletion and amortization	86,849	85,404
Impairment of assets	63,111	-
Amortization of right of use asset - operating leases	9,387	10,394
Amortization of deferred financing costs	2,751	2,060
Non-cash interest expense	10,266	9,711
Amortization of contract obligations	(14,794)	(17,550)
Loss on disposal of property, plant and equipment	208	39
Decrease in contingent royalty consideration	(1,543)	(7,143)
Gain on operating lease derecognition	(1,180)	-
Equity-based compensation expense	396	93
Deferred income taxes	(6,302)	17,026
Reclamation of asset retirement obligations	(1,574)	(2,552)
Change in estimate of asset retirement obligation	-	(125)
Changes in operating assets and liabilities:		
Accounts receivable - including related party receivables	(6,223)	(23,105)
Inventories	21,133	(34,562)
Other current assets	5,425	(2,287)
Accounts payable	(27,984)	(1,832)
Accrued expenses and other current liabilities	3,938	15,585
Operating lease liabilities	(10,374)	(11,073)
Change in other liabilities	(17,930)	46,807
Net cash provided by operating activities	**(7,636)**	**301,216**

Consolidated Statement of Cash Flows (US$ Thousands)	June 30 2020	June 30, 2019
Cash Flows From Investing Activities:		
Capital expenditures	(61,927)	(66,430)
Purchase of deposits and reclamation bonds	(51)	(906)
Redemption of deposits and reclamation bonds	125	-
Net cash used in investing activities	**(61,853)**	**(67,336)**
Cash Flows From Financing Activities:		
Proceeds from interest bearing liabilities and other financial liabilities, net of debt discount	145,000	109,008
Debt issuance costs and other financing costs	(2,423)	-
Principal payments on interest bearing liabilities and other financial liabilities	(39,515)	(108,073)
Principal payments on finance and capital lease obligations	(642)	(686)
Payment of contingent purchase consideration	-	(12,712)
Dividends paid	(24,162)	(299,682)
Net cash provided by (used in) financing activities	**78,258**	**(312,145)**
Net increase (decrease) in cash and restricted cash	**8,769**	**(78,265)**
Effect of exchange rate changes on cash and restricted cash	1,002	(365)
Cash and restricted cash at beginning of period	26,553	124,881
Cash and restricted cash at end of period	**36,324**	**46,251**
Supplemental disclosure of cash flow information:		
Cash payments for interest	10,981	1,148
Cash paid for taxes	2,029	35,873

Coronado

46

NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Reconciliation of Non-GAAP measures Total costs and expenses 765,303 914,744 Net Income (123,196) 214,326 Less: Selling, general and administrative expense Add: Depreciation, depletion and amortization (13,353) (18,311) 86,849 85,279 Less: Depreciation, depletion and amortization Add: Interest expense (net of income) 24,318 17,264 (86,849) (85,279) Add: Other foreign exchange gains 4,217 (557) Total operating costs 665,101 811,154 Add: Income tax (benefit) expense (20,355) 89,043 Less: Other royalties (43,455) (93,422) Add: Impairment of assets 63,111 - Less: Stanwell rebate (57,415) (94,674) Less: Freight expenses (82,886) (89,362) Less: Other non-mining costs (8,958) - Total mining costs 472,387 533,696 Sales Volume excluding non-produced coal (MMt) 8.2 10.4 47 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS Average mining costs per Mt sold$57.3/t$51.4/t Adjusted EBITDA34,944405,355 Adjusted EBITDA reconciliationJune 30, 2020June 30, 2019 Mining Costs per tonne reconciliationJune 30, 2020June 30, 2019 (US$ Thousands) (US$ Thousands)

Reconciliation of Non-GAAP measures Total Revenues 473,555 240,111 713,666 Less: Other revenues 15,074 3,775 18,849 Total coal revenues 458,481 236,336 694,817 Less: Thermal coal revenues 50,650 2,138 52,788 Metallurgical coal revenues 407,831 234,198 642,029 Volume of Metallurgical coal sold (MMt) 3.9 2.7 6.6 Total Revenues 794,182 440,153 1,234,335 Less: Other revenues 18,240 3,608 21,848 Total coal revenues 775,942 436,545 1,212,487 Less: Thermal coal revenues 47,978 29,010 76,988 Metallurgical coal revenues 727,964 407,535 1,135,499 Volume of Metallurgical coal sold (MMt) 4.8 3.5 8.3 48 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS Average realised price per Mt of Metallurgical coal sold$152.3/t$117.0/t$137.5/t Realised Pricing reconciliation Australian June 30, 2019OperationsU.S. OperationsConsolidated (US$ Thousands, except for volume data) Average realised price per Mt of Metallurgical coal sold$104.8/t$86.6/t$97.3/t Realised Pricing reconciliation Australian June 30, 2020OperationsU.S. OperationsConsolidated (US$ Thousands, except for volume data)

Reconciliation of Non-GAAP measures Total costs and expenses 506,686 244,891 13,726 765,303 Less: Selling, general and administrative expense - - (13,353) (13,353) Less: Depreciation, depletion and amortization (40,080) (46,396) (373) (86,849) Total operating costs 466,606 198,495 - 665,101 Less: Other royalties (37,508) (5,947) - (43,455) Less: Stanwell rebate (57,415) - - (57,415) Less: Freight expenses (70,220) (12,666) - (82,886) Less: Other non-mining costs (2,622) (6,336) - (8,958) Total mining costs 298,841 173,546 - 472,387 Sales Volume excluding non-produced coal (MMt) 5.5 2.7 - 8.2 49 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS Average mining costs per tonne sold$53.9/t$64.3/t-$57.3/t Mining Costs per tonne reconciliation Other / June 30, 2020AustraliaUnited StatesCorporateTotal (US$ Thousands, except for volume data)

Reconciliation of Non-GAAP measures Total costs and expenses 331,930 18,156 564,658 914,744 Less: Selling, general and administrative expense - (17,979) (332) (18,311) Less: Depreciation, depletion and amortization (42,157) (42,945) (177) (85,279) Total operating costs 522,169 288,985 --811,154 Less: Other royalties (16,322) - (77,100) (93,422) Less: Stanwell rebate - - (94,674) (94,674) Less: Freight expenses (11,168) - (78,194) (89,362) Less: Other non-mining costs - - - - Total mining costs 272,201 261,495 - 533,696 Sales Volume excluding non-produced coal (MMt) 10.4 6.4 4.0 - 50 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS Average mining costs per tonne sold$42.6/t$65.4/t-$51.4/t Mining Costs per tonne reconciliation Other / June 30, 2019AustraliaUnited StatesCorporateTotal (US$ Thousands, except for volume data)

Reconciliation of Non-GAAP measures Net Income Total costs and expenses 305,477 168,926 1,758,945 1,888,051 Add: Depreciation, depletion and Less: Selling, general and administrative amortization 176,461 118,488 expense 36,062 29,901 Add: Interest expense (net of income) 39,294 63,623 Less: Depreciation, depletion and amortization 176,461 184,352 Add: Loss on debt extinguishment - 54,180 Total operating costs 1,546,422 1,673,798 Add: Other foreign exchange gains (1,745) 9,004 Less: Other royalties 157,016 210,958 Add: Income tax expense 114,681 184,351 Less: Stanwell rebate 175,318 170,819 Less: Freight expenses 166,729 154,521 Less: Other non-mining costs 28,920 - Total mining costs 1,018,439 1,137,500 Sales Volume excluding non-produced coal (MMt) 19.7 20.2 51 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS Average mining costs per Mt sold$51.8/t$56.4/t Adjusted EBITDA634,168598,572 For the year ended For the year ended Adjusted EBITDA reconciliationDecember 31,December 31, 20192018 For the year ended For the year ended Mining Costs per tonne reconciliationDecember 31,December 31, 20192018 (US$ Thousands)Pro forma (US$ Thousands)Pro forma

Appendix E Board of Directors NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Directors of Coronado Global Resources Inc. Mr Garold (Gerry) Spindler Managing Director and Chief Executive Officer Mr William (Bill) Koeck Independent Non-Executive Director and Chair Mr Greg Pritchard Independent Non-Executive Director Mr Philip Christensen Independent Non-Executive Director Ms Laura Tyson Non-Executive Director Mr Ernie Thrasher Non-Executive Director Sir Mick Davis Independent Non-Executive Directora 53 Note: (a) The independence of Sir Mick Davis has been confirmed by the Board of Directors of Coronado Global Resources Inc in accordance with the applicable standards for independence under the general independence criteria set forth in Section 303A.02 of the New York Stock Exchange listed company manual and the factors relevant to assessing the independence of a director set out in the ASX Corporate Governance Council’s Corporate Governance Principles and Recommendations (4th Edition). NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

Contacts: Investors: Investors: Media: Matt Sullivan P: +61 412 157 276 Aidan Meka P: +61 428 082 954 Brett Clegg P: +61 487 436 985 NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS